UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF

1934 (AMENDMENT NO.     )

Filed by the registrant [X]

Filed by a party other than the registrant [    ]

Check the appropriate box:

[X] Preliminary proxy statement                 [    ] Confidential, for use of the Commission

only (as permitted by Rule 14a-6 (e) (2)).

[    ] Definitive proxy statement

[    ] Definitive additional materials

[    ] Soliciting material pursuant to Rule 14a-12

SPARTON CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

1.	(a) Title of each class of securities to which transaction applies:

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3.	(c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4.	(d) Proposed maximum aggregate value of transaction:

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(e)	Total fee paid:

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Sparton Corporation will be held at 425 North Martingale Road, Schaumburg, Illinois 60173-2213, at the 425 Executive Conference Center on Wednesday, October 27, 2010, at 10:00 a.m., local time, for the following purposes:

(1)	To elect three directors each for a term of three years as set forth in the Proxy Statement.

(2)	To ratify the appointment of independent auditors.

(3)	To approve and adopt the Second Amended Articles of Incorporation.

(4)	To approve and adopt the Amended and Restated Code of Regulations.

(5)	To approve the Named Executive Officer compensation by a non-binding vote.

(6)	To transact such other business as may properly come before the meeting or at any adjournments thereof.

Only holders of common stock of record at the close of business on September 21, 2010 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

/s/ Joseph S. Lerczak

JOSEPH S. LERCZAK
Secretary

Schaumburg, Illinois

September [    ], 2010

IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, OR USE OUR TELEPHONE OR INTERNET VOTING SYSTEM AS PROMPTLY AS POSSIBLE. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE MEETING. IF YOU ATTEND THE MEETING IN PERSON, THE PROXY WILL NOT BE USED IF YOU SO REQUEST BY REVOKING IT AS DESCRIBED IN THE PROXY STATEMENT.

You may obtain directions to the annual meeting by sending a written request to the Company, Attention: Corporate Secretary, 425 N. Martingale Road, Suite 2050, Schaumburg, Illinois 60173-2213.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders to Be Held on October 27, 2010. This Notice of Annual Meeting of Shareholders, Proxy Statement and our 2010 Annual Report are available at www.sparton.com.

ii

SPARTON CORPORATION

425 N. Martingale Road

Suite 2050

Schaumburg, Illinois 60173-2213

PROXY STATEMENT

For the Annual Meeting of Shareholders to be held on October 27, 2010

SOLICITATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SPARTON CORPORATION, an Ohio corporation (the “Company”), of proxies for use at the 2010 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 425 North Martingale Road, Schaumburg, Illinois 60173-2213, at the 425 Executive Conference Center on Wednesday, October 27, 2010, at 10:00 a.m., Local Time, and at any and all adjournments thereof. The cost of solicitation will be paid by the Company. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at an estimated cost of [$                    ], plus expenses. In addition, officers and employees of the Company and its subsidiaries may solicit proxies personally, by telephone, facsimile or other means, without additional compensation. This Proxy Statement and the form of proxy card are expected to be mailed to shareholders on or about September 23, 2010.

At the meeting, the Company’s shareholders will act upon five proposals. The first proposal is the election of three directors, each to serve for a three-year term until the annual meeting held in the year 2013 or until their successors are qualified and elected. The second proposal is the ratification of the appointment of independent auditors. The third proposal is the approval and adoption of the Second Amended Articles of Incorporation. The fourth proposal is the approval and adoption of the Amended and Restated Code of Regulations. The fifth proposal is the approval of the compensation of the Named Executive Officers (defined below) by a non-binding vote. The proposals are described in more detail in this Proxy Statement.

OUTSTANDING STOCK AND VOTING RIGHTS

In accordance with the Code of Regulations of the Company, the Board of Directors has fixed the close of business on September 21, 2010 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote. As of the record date for the Annual Meeting, the Company had outstanding [10,200,534] shares of common stock, each entitled to vote at the Annual Meeting. Votes cast at the meeting and votes submitted by proxy are counted by the inspectors of the election, who are appointed by the Company.

Voting by Proxy

If a shareholder is a corporation or partnership, the accompanying proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title should be given and a certificate or other evidence of appointment should be furnished.

You can vote in one of four ways. You can vote by mail, you can authorize the voting of your shares over the Internet, you can authorize the voting of your shares by telephone or you can vote in person at the Annual Meeting.

If you choose to vote by mail, you may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of the Company’s Board of Directors. If you choose to vote by mail, your duly signed proxy card must be received by 11:59 p.m., Central Daylight Time, on October 26, 2010.

If you choose to vote over the Internet or by telephone, instructions for a shareholder of record to vote by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number that appears on the proxy card. These procedures, which comply with Ohio law, allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote over the Internet or by telephone, you do not have to mail in your proxy card, but your vote must be received by 11:59 p.m. Central Daylight Time on October 25, 2010.

Morrow & Company, Inc. may solicit your proxy up to the date and time of the meeting.

If you participate in the Company’s 401(k) retirement savings plan (the “401(k) Plan”) and hold shares in your plan account, you may give voting instructions as to the number of shares credited to your account as of the record date. You may provide voting instructions (or a change or revocation in voting instructions) to the plan trustee, SunTrust Banks, Inc. (“SunTrust”), through any of the voting methods described above, except that you may not vote your plan shares in person at the Annual Meeting. Only the trustee of the 401(k) Plan, SunTrust, may vote your plan shares. Your voting instructions (or change or revocation in voting instructions) must be received before 11:59 p.m. Central Daylight Time on October 25, 2010.

If you are not the record holder of the shares you own because they are held in “street name” by a bank or brokerage firm, your bank or brokerage firm is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of The New York Stock Exchange (“NYSE”), if you do not give instructions to your brokerage firm, it may still be able to vote your shares with respect to certain “discretionary” items that are deemed by the NYSE to be routine (e.g., the ratification of the appointment of independent auditors), but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. Effective January 1, 2010, the election of directors is no longer considered to be a routine matter, and your broker will not have discretionary authority with respect to election of directors. If you do not provide voting instructions to your broker with respect to non-discretionary items such as election of directors, your shares will not be voted for any such proposal. In such case, the shares will be treated as “broker non-votes.”

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation with the Chairman or Secretary of the Company, at or before the Annual Meeting, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Chairman or Secretary of the Company either signed and returned by mail or transmitted using the telephone or Internet procedures at or before the Annual Meeting subject to deadlines set forth above or (iii) attending the Annual Meeting and voting in person with adequate notification (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Unless revoked, the shares represented by the enclosed proxy will be voted at the meeting in accordance with any specification made thereon, if the proxy is returned properly executed and delivered in time for voting in accordance with the deadlines set forth above. Unless otherwise specified, the proxy will be voted “FOR” the election of the three director nominees, “FOR” the ratification of the appointment of independent auditors, “FOR” the approval and adoption of the Second Amended Articles of Incorporation, and “FOR” the approval and adoption of the Amended and Restated Code of Regulations.

Management does not intend to present, and does not know of anyone who intends to present, any matters at the meeting to be acted upon by the shareholders not referred to in the Notice and this Proxy Statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independent Directors

The listing requirements under Section 303A.01 of the NYSE Listed Company Manual (the “Manual”) provide that a majority of the members of a listed company’s board of directors must be independent. The question of independence is determined with respect to every director pursuant to standards set forth in the Manual. The Manual also requires that certain committees be composed entirely of independent directors. The committees covered by this requirement are the Audit, Compensation, and Nominating and Corporate Governance Committees. Based upon the standards set forth in the Manual, as of the date of this Proxy Statement, eight of the Board’s nine members, being more than a majority of the Board, are independent. All current members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent in that those directors do not have a material relationship with the Company directly or as a partner, shareholder or affiliate of an entity that has a relationship with the Company.

In making such determinations, the Board considered (i) whether a director had, within the last three years, any of the relationships under Section 303A.02(b) of the Manual with the Company that would disqualify a director from being considered independent, (ii) whether the director had any disclosable transaction or relationship with the Company under Item 404 of Regulation S-K of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), which relates to transactions and relationships between directors and their affiliates, on the one hand, and the Company and its affiliates (including management), on the other, and (iii) the factors suggested in the NYSE’s Commentary to Section 303A.02, such as commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships, among other relationships, or other interactions with management that do not meet the absolute thresholds under Section 303A.02 or Item 404(a) but which, nonetheless, could reflect upon a director’s independence from management. In considering the materiality of any transactions or relationships that do not require disqualification under Section 303A.02(b), the Board considered the materiality of the transaction or relationship to the director, the director’s business organization and the Company and whether the relationship between (i) the director’s business organization and the Company, (ii) the director and the Company and (iii) the director and his or her business organization interfered with the relevant director’s business judgment.

Based on the foregoing, the Company has determined that the following directors are independent:

James D. Fast – Chairman, Compensation Committee

Joseph J. Hartnett – Chairman, Audit Committee

David P. Molfenter – Chairman of the Board and Chairman, Executive Committee

William I. Noecker

Douglas R. Schrank – Chairman, Nominating and Corporate Governance Committee

W. Peter Slusser

James R. Swartwout

Lynda J.-S. Yang, M.D.

James N. DeBoer (1)

(1)	Mr. DeBoer did not stand for re-election at the annual shareholders meeting held on October 27, 2009.

Meetings of Independent Directors

The Independent Directors schedule meetings in executive sessions without the presence of the Company’s management. The Chairman presides over the sessions during the year.

The Independent Directors met four times during the last fiscal year.

Shareholders wishing to communicate directly with the Independent Directors may send correspondence addressed as follows:

Independent Directors

c/o Corporate Secretary

Sparton Corporation

425 N. Martingale Road, Suite 2050

Schaumburg, Illinois 60173-2213

Chairman

Mr. David P. Molfenter has been elected by the directors as the Chairman. The Chairman provides leadership to enhance the Board’s effectiveness, presides over meetings of the directors, and serves as a liaison between the Board and management. The Chairman is responsible for determining when to hold, and who shall preside over, executive sessions held by the Independent Directors. If a shareholder, employee, or third party prefers not to communicate directly with the entire Board of Directors or management, communications may be sent to the Chairman, in care of the Corporate Secretary, using the above address.

Board Leadership Structure and Board and Committee Information

The Company’s Board of Directors consists of eight Independent Directors, including the Chairman of the Board, Mr. Molfenter, and one Management Director, Mr. Cary B. Wood, the President and Chief Executive Officer of the Company. The Board has established four committees, being the Audit, Compensation, Executive and Nominating and Corporate Governance, as further detailed below. Each of the committees, other than the Executive Committee, is comprised solely of Independent Directors, and each committee has a different chair. The Company believes that its predominantly independent Board, mixed with the experience of its management director, constitutes a leadership structure that is most appropriate for the Company and its shareholders.

The Board of Directors, which had ten meetings, including the 2009 Annual Meeting, during the past fiscal year, has standing Audit, Compensation, Executive, and Nominating and Corporate Governance Committees.

Audit Committee

The Audit Committee met four times during fiscal year 2010 and is comprised of Messrs. Joseph J. Hartnett (Chairman), William I. Noecker and Douglas R. Schrank. The Audit Committee operates under a written charter and oversees auditing, financial reporting and internal control matters regarding accounting and financial controls. It also selects the firm that the Company retains as its independent auditors and recommends the ratification of their selection by the shareholders. The Audit Committee consults with the independent auditors and oversees their audit and other work. The Audit Committee also consults with the Chairman of the Board, President and Chief Executive Officer, and Chief Financial Officer and oversees those individuals who review the Company’s internal controls and compliance with policies. Each member of the Audit Committee is “independent,” as defined under the NYSE listing standards. Each of Mr. Hartnett (Chairman) and Mr. Noecker, in addition to being “independent,” qualifies as an “audit committee financial expert” as defined in the Securities and Exchange Commission’s (“SEC”) Regulation S-K, Item 407(d)(5)(ii). Mr. Hartnett’s relevant financial experience includes that he is a licensed Certified Public Accountant in the State of Illinois since 1982, and has advised multiple boards and audit committees with respect to accounting matters. Mr. Hartnett has a B.S. in Accounting from the University of Illinois – Chicago, served with Grant Thornton LLP from 1978 to 2000, and was an audit partner with Grant Thornton LLP from 1992 to 2000. Mr. Hartnett served as the Chief Financial Officer of U.S. Robotics Corporation, an Internet communications products company. Mr. Noecker’s relevant financial experience includes that he received his Masters of Business Administration from the University of Michigan in 1973, was licensed as a Certified Public Accountant by the State of Michigan in 1976 and was an accountant at Touche Ross & Co. (now Deloitte & Touche USA LLP) from October 1973 until March 1978. For additional detail, see the table below beginning on page 10 describing the members of the Board of Directors and their respective experience, qualifications, attributes and skills. The independent auditors have access to the Audit Committee without any other members of management being present. The Audit Committee met with management and the independent auditors before the announcement of earnings each quarter. The Audit Committee also met with the independent auditors without management present on two occasions during fiscal 2010. The Audit Committee also reviewed the annual consolidated financial statements and annual report on Form 10-K and the Audit Committee report in this Proxy Statement before each was filed with the SEC.

Compensation Committee

The Compensation Committee, which held nine meetings during fiscal year 2010 and is comprised of Messrs. James D. Fast (Chairman), W. Peter Slusser and James R. Swartwout, monitors the remuneration, including restricted stock and stock options, for the Company’s management, including the Named Executive Officers. The Compensation Committee is not authorized to delegate its authority to others, with the exception of the delegation to the Chief Executive Officer of the formulation of proposed compensation amounts to executives and proposed compensation plans and processes. The Compensation Committee does not, as a matter of regular practice, employ compensation consultants to determine the amount or form of executive compensation. In fiscal 2010, however, the Compensation Committee authorized management to engage a consultant to review base salary, and short-term and long-term awards for certain members of management, including the Named Executive Officers. For further detail regarding the engagement, see page 26 below under the heading “Compensation Consultants”. The compensation philosophy, the compensation components, and their application as described in the Compensation Discussion and Analysis, which appears below, are generally employed by the Compensation Committee in connection with the compensation for all of the executives of the Company.

Executive Committee

The Executive Committee, which is comprised of Messrs. David P. Molfenter (Chairman), James D. Fast, Cary B. Wood, and James R. Swartwout met three times during fiscal 2010. With certain limitations, the Executive Committee generally is empowered to act for the full Board of Directors in intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board of Directors meeting.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which is comprised of Messrs. Douglas R. Schrank (Chairman), Joseph J. Hartnett and Lynda J-S Yang, M.D., held four meetings during fiscal year 2010. Additionally, the Nominating and Corporate Governance Committee held informal working sessions to discuss the changes to the Second Amended Articles of Incorporation and the Amended and Restated Code of Regulations, described below in proposals 3 and 4. The Nominating and Corporate Governance Committee reviews the makeup of the existing Board of Directors and the tenure of its members, consistent with appropriate principles of corporate governance and applicable regulations, and reviews and recommends director remuneration to the full Board of Directors. The Nominating and Corporate Governance Committee also receives candidate resumes, and considers and recommends candidates for election to the Board consistent with the needs of the Company, regulatory requirements, and the qualifications of the candidates. The Nominating and Corporate Governance Committee has implemented a formal process for consideration of candidates, which is described under “Director Qualifications” below.

Board Role in Risk Oversight

The Company’s management team is responsible for identifying and monitoring the material risks facing the Company, and the Board is responsible for oversight of management’s efforts with respect to risk, which oversight occurs at both the Board and the committee level. The Audit Committee is charged with reviewing the adequacy and effectiveness of the accounting and financial controls, including the Company’s systems to monitor, assess and manage financial, business, legal and compliance risk. Management provides regular updates throughout the year regarding the management of the risks they oversee.

The Company’s risk structure allows the Company’s Independent Directors to exercise effective oversight of the actions of management, led by Mr. Wood as Chief Executive Officer and President, in identifying risks and implementing effective risk management policies and controls.

Corporate Governance

The Board of Directors has adopted Corporate Governance Guidelines applicable to the Company. The Nominating and Corporate Governance Committee reviews the Guidelines annually to determine whether to recommend changes to the Board of Directors to reflect new laws, rules and regulations and developing governance practices. The Guidelines address several key areas of corporate governance, including the Company’s governance philosophy, director responsibilities, Board composition, Board meetings and committees, director independence, and director compensation. The Guidelines are available on the Company’s website, www.sparton.com.

In addition to the Guidelines, the Board adopted charters for the Compensation, Audit, Executive, and Nominating and Corporate Governance Committees addressing corporate governance issues. These charters address issues such as independence of the committee members, committee organization and powers, member qualifications, duties and responsibilities, and corporate governance. As of June 30, 2010, all members of the Audit, Compensation, and Nominating and Corporate Governance Committees were Independent Directors. Copies of the charters for each of these committees are located on the Company’s website, www.sparton.com. The Company continues to develop and refine its Corporate Governance policies and practices and their place within the committee structure of the Board of Directors.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics sets forth the Company’s corporate values and expresses the dedication of the Company to its employees, officers and members of the Board of Directors as to the Company’s principles and goals. The Code of Business Conduct and Ethics governs the actions and working relationships of the Company’s employees, officers and directors, and sets forth the standard of conduct of the Company’s business at the highest ethical level and in compliance with all applicable laws and regulations.

To the extent any waiver is granted with respect to the Code of Business Conduct and Ethics that requires disclosure under applicable SEC rules, such waiver will also be posted on the Company’s website, as will any amendment that may be adopted from time to time.

Additionally, the Company has established the following statement of its “Corporate Values”:

“We demand performance excellence in all that we do.

“We demand integrity of ourselves, our products, and our services.

“We foster growth and success in an environment of teamwork, collaboration, empowerment, and accountability.

“We develop long term, trusting relationships to ensure mutually profitable growth.

“We will maintain a safe and environmentally sound workplace.

“We will be good corporate citizens in the communities in which we reside.”

Whistleblower Provisions

It is the Company’s policy to encourage its employees and other persons to disclose improper activities, and to address complaints alleging acts of reprisal or intimidation resulting from disclosure of improper activities. Individuals wishing to report improper activities may call the Company’s Whistleblower service at 1-866-393-7585. Activities may be reported anonymously if desired.

Director Attendance at Meetings

All directors attended at least 75% of the aggregate total number of meetings of the Board and committees on which they serve (during the period that each director served). In addition, the directors are expected to attend the Annual Shareholders’ Meeting. At the Company’s fiscal 2009 Annual Meeting, ten of the directors were in attendance (including the two directors who did not stand for re-election). During fiscal 2010, under the auspices of the Nominating and Corporate Governance Committee, the Board of Directors conducted a program for director education which was facilitated by the National Association of Corporate Directors.

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, from time to time, the appropriate qualities, skills and characteristics desired for members of the Board of Directors in the context of the current make-up of the Board. This assessment includes consideration of the following summary of qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors, as well as the following considerations for the composition of the Board of Directors as a whole.

Essential Qualities

•	Relevant and substantial business experience, with an understanding of what is involved in leading a company

•	Sound business instincts and judgment, with the ability to make informed and strategic decisions

•	Professional and personal reputation and integrity consistent with the Company’s Code of Business Conduct and Ethics

•	Strong interpersonal skills evidencing the ability to work as part of a group and express views that are both challenging to and supportive of management

•	Commitment and availability to the Company to perform necessary and desired duties, with the ability to accept accountability for their role in decisions of the Board of Directors

•	Genuine interest in the Company, its business, and its people, with a willingness to remain committed over a period of several years

Board Composition Considerations

•	Strategic mix of directors allowing for diverse expertise and experience fitting the specific needs of the Company, now and anticipated in the future

•	Multiple directors possessing understanding and expertise in the area of accounting and finance

•	Multiple directors with specific experience and knowledge of the risks and challenges unique to the industry in which the Company operates

•	Visionaries with the ability to lead, manage change, and assist in the continued growth of the Company

•	Familiarity and ability to relate to, and deal with, the media and various financial markets

•

While Sparton does not have a formal written diversity policy, the Board considers diversity of director nominees in an effort to promote balanced deliberation and consideration of matters presented to the Board

These factors and others are considered useful by the Board of Directors, and are considered in an assessment of the perceived needs of the Board of Directors at a particular point in time.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the evaluation, selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors and management will be requested to take part in the process as appropriate.

Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the qualifications for director nominees established by the Nominating and Corporate Governance Committee. Potential candidates for directors are generally suggested to the Committee by current members of the Board of Directors and the shareholders, and are evaluated at meetings of the Committee. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointments to the committees of the Board.

Procedure for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee will consider director candidates who are recommended by shareholders of the Company. As required by Article VIII of the Company’s Code of Regulations, to recommend a nominee, a shareholder should write to the Company’s Corporate Secretary at 425 N. Martingale Road, Suite 2050, Schaumburg, Illinois 60173-2213. Under the current Code of Regulations, to be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in the Company’s Proxy Statement for its 2011 Annual Meeting of Shareholders, a shareholder recommendation for a director must be received by the Company’s Secretary no later than 60 days prior to the Annual Meeting. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, (iii) a consent signed by the candidate agreeing to be named in the Proxy Statement and to serve as a director if elected, (iv) a representation by the nominating shareholder that such shareholder is a holder of record of shares of capital stock of the Company, (v) a representation by the nominating shareholder that such shareholder will continue to hold such shares through the date of the Annual Meeting, and (vi) a representation by the nominating shareholder that such shareholder intends to appear in person or by proxy at the Annual Meeting to nominate the candidate. The Nominating and Corporate Governance Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Nominating and Corporate Governance Committee. Further information regarding shareholder recommendation of director candidates is contained in the Nominating and Corporate Governance Committee Charter, which is available at the Company’s website at www.sparton.com.

Assuming the appropriate biographical and background material is provided for candidates submitted by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following the same process, and applying the same criteria, as for candidates submitted by members of the Board of Directors. All director nominees recommended for election at the 2010 Annual Meeting are current members of the Board of Directors.

This procedure will change if Proposal 4 of this Proxy Statement is approved by the shareholders at the Annual Meeting. See the discussion of the proposed changes below under the heading “Proposal 4 – Approval and Adoption of the Amended and Restated Code of Regulations.”

Shareholder Communications Policy

Shareholders should communicate with the Board of Directors by sending a letter to the Sparton Corporation Board of Directors, c/o the Corporate Secretary, 425 N. Martingale Road, Suite 2050, Schaumburg, Illinois 60173-2213. The Corporate Secretary will receive the correspondence and forward it to the director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, harassing, illegal, not reasonably related to the Company or its business, or similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications (other than a proposal submitted pursuant to Rule 14a-8 under the Exchange Act, or any communication made in connection with such a proposal) or to take other appropriate actions with respect to any such inappropriate communications. In addition, the Corporate Secretary is authorized to forward communications that are clearly more appropriately addressed by other departments, such as customer service or accounting, to the appropriate department. The foregoing instructions by the directors to the Corporate Secretary are subject to change by the directors. Additionally, all communications are available to any director who wishes to review them.

Availability of Information at Company Website

The Company’s website address is www.sparton.com. Information provided at the website includes, among other items, the Company’s Corporate Governance Guidelines, current charters for the Audit, Compensation, Nominating and Corporate Governance, and Executive Committees of the Board of Directors, Board committees and their membership, the Company’s Code of Business Conduct and Ethics, any Shareholder Letters, the Company’s Annual Report, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and news releases. The information is also available, without charge, by contacting the Shareholders’ Relations Department at 1-847-762-5800.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

Mr. David P. Molfenter, Mr. W. Peter Slusser and Dr. Lynda J.-S. Yang, current directors whose terms of office expire at the Annual Meeting, are nominees for election to a three year term expiring in 2013. The nominations were made by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

Each share of common stock is entitled to one vote for each of the three director positions being filled at the Annual Meeting. A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. As such, the three individuals who receive the greatest number of votes cast by the holders of common stock will be elected as directors. Shares not voted at the Annual Meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting.

It is believed that all three nominees are, and will be at the time of the Annual Meeting, available for election; and, if elected, will serve. However, in the event one or more of them is or should become unavailable, or should decline to serve, it is intended that the proxies will be voted for the balance of the nominees and for such substitute nominee or nominees as the proxy holders may in their discretion select.

Board Recommendations

The Board of Directors recommends a vote FOR the election of each of the three nominees, David P. Molfenter, W. Peter Slusser and Dr. Lynda J.-S. Yang.

Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote FOR the election of the three nominees.

Director Biographies and Beneficial Ownership

In the following table, the column “Amount and Nature of Beneficial Ownership” relates to common shares of the Company beneficially owned by the directors and nominees as of June 30, 2010, unless otherwise described in the footnotes below, and is based upon information furnished by them.

The specific experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and the Board of Directors to conclude that the following individuals should serve as directors are set forth opposite each individual’s name. The Company’s Board of Directors consists primarily of individuals with broad leadership and business skills, as detailed below, who have relevant experience with companies ranging in size from smaller to much larger than the Company, including individuals who have served or who currently serve as chief executive officers and chief financial officers of such companies. In addition, certain of the members have specialized skill sets, also as detailed below, in the fields of medicine and investment banking, which skill sets are critical to the Company. The Nominating & Governance Committee and the Board of Directors considers the skill sets both individually and as a whole in considering who to recommend as nominees. The Board of Directors believes that all of the members of the Board have the highest professional and personal ethics and values.

Name and Principal Occupation (1)	Age	Has Served as a Director Since	Amount and Nature of Beneficial Ownership (2)	% of Class (8)
Nominees for Election as Directors For Terms Expiring in 2013

David P. Molfenter – Retired since August 2000, formerly Vice President Command, Control, Communication and Information Systems Segment, Raytheon Systems Company, a high technology company specializing in defense electronics, Fort Wayne, Indiana. Mr. Molfenter has a Masters of Business Administration from Indiana University and a M.S. Electrical Engineering from Purdue University. Prior to employment with Raytheon Systems Company, Mr. Molfenter served as Chief Executive Officer of Magnavox Electronics Systems, Co. from 1993 to 1995, and as President of Hughes Defense Communications from 1995 to 1997. Since March, 2010, Mr. Molfenter has served as a member of the board of directors of Bowmar, LLC, a privately held company in Fort Wayne, Indiana.

Mr. Molfenter’s extensive executive management and board experience, including service as the principal executive officer of multiple companies and his ten years with the Company’s Board, provides him with the necessary skills to serve as Chairman of the Company’s Board of Directors.

	65	2000	22,475 (3)	*

W. Peter Slusser – President, Slusser Associates, Inc., investment banking, New York, New York. From December 1975 to March 1988, Mr. Slusser served as Managing Director and head of the mergers and acquisitions department of Paine Webber Incorporated. Mr. Slusser served on the board of Ampex Corporation, a manufacturer of high performance digital recording equipment from 1992 to 2008, when it was a publicly held corporation. Mr. Slusser is currently a member of the board of directors of Unigene Laboratories, Inc., a publicly held biopharmaceutical company (since 2006). Mr. Slusser received a Bachelor of Arts from Stanford University and a Masters of Business Administration from the Harvard Business School.

Mr. Slusser’s knowledge in the area of investment banking and his long history with the Company provides him with a particularly specialized skill set within the Board. At the same time, Mr. Slusser has extensive experience in business matters generally and has expertise in business development and mergers and acquisitions.

	81	1997	13,081 (4)	*

Name and Principal Occupation (1)	Age	Has Served as a Director Since	Amount and Nature of Beneficial Ownership (2)	% of Class (8)

Dr. Lynda J.-S. Yang – Neurosurgeon and faculty member at the University of Michigan School of Medicine, Ann Arbor since 2004. From 1998 to 2004 Dr. Yang was a resident in the neurosurgery department at the University of Michigan. Dr. Yang received an M.D. and a Ph.D. degree from the Johns Hopkins School of Medicine in 1997.

Dr. Yang’s knowledge with respect to medical business matters and medical equipment provides the Board with valuable perspectives necessary for the advancement of the Company in the Medical and Medical Devices markets. Dr. Yang also offers administrative and executive skills acquired in serving as Medical Director.

	43	2007	8,033	*

Directors Whose Terms Expire in 2012
James D. Fast – Retired since August 2008, formerly Chief Executive Officer, President and Director of Firstbank – West Michigan, Ionia, Michigan. Mr. Fast has forty years of experience in commercial banking and administration. Mr. Fast has experience with respect to mergers and acquisitions, negotiation, compliance management and human resource oversight and supervision of financial statement preparation. His extensive skill set with respect to executive management and commercial finance provides the Board with beneficial insights with respect to business and finance matters.	62	2001	21,828 (5)	*

James R. Swartwout – Retired since September 2008. Prior to retirement, Mr. Swartwout was the Co-Chief Executive Officer and member of the Board of Directors of Habasit Holding America, Inc., the acquirer of Summa Industries, a publicly traded manufacturer of diversified plastic products for industrial and commercial markets, Torrance, CA. From October 1988 to October 2006, Mr. Swartwout held the following positions with Summa Industries: Chairman of the Board, Chief Executive Officer, and Chief Financial Officer. Since May 2010, Mr. Swartwout has served on the board of directors of ATS Corporation, a public company providing information technology and related services to various governmental agencies. Mr. Swartwout received a Bachelor of Science in Industrial Engineering from Lafayette College and a Master of Business Administration from the University of Southern California.

Mr. Swartwout has extensive experience that provides the Company with valuable skills in a broad array of matters, including corporate governance, mergers, acquisitions and divestitures, and matters concerning public companies.

	64	2008	13,528	*
Cary B. Wood – President of the Company since April 2009 and Chief Executive Officer of the Company since November 2008. During the period August 1, 2004 to November 7, 2008, Mr. Wood was Chief Operating Officer of Citation Corporation (now known as Grede Holdings, LLC). Prior to serving as Chief Operating Officer, Mr. Wood was the Senior Vice President of Operations. Grede Holdings LLC is located in Novi, Michigan and is a private company manufacturing cast, machined and assembled components	43	2008	486,650 (6)	4.8%

Name and Principal Occupation (1)	Age	Has Served as a Director Since	Amount and Nature of Beneficial Ownership (2)	% of Class (8)

for the transportation and industrial markets. Mr. Wood received a Bachelor of Science in Technology from Purdue University in 1989 and a Master of Science in Industrial Operations Management from Lawrence Tech University in 1995.

Mr. Wood’s experience in the areas of executive management and corporate turn-around, as well as his in depth knowledge of the Company and its operating segments, are highly valuable attributes to the Company and its Board.

Directors Whose Terms Expire in 2011

Joseph J. Hartnett – President and Chief Executive Officer of Ingenient Technologies, Inc., a software development company, Rolling Meadows, IL. During the period from June 2000 to October 2006, Mr. Hartnett held the following positions with U.S. Robotics Corporation, an Internet communications products company: the Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer. Mr. Hartnett is a licensed Certified Public Accountant in the State of Illinois (licensed 1982 to present), and has advised multiple boards and audit committees with respect to accounting matters. Mr. Hartnett has a Bachelor of Science in Accounting from the University of Illinois – Chicago. Mr. Hartnett served with Grant Thornton LLP from 1978 to 2000, and as an audit partner with Grant Thornton LLP from 1992 to 2000.

Mr. Hartnett’s experience provides valuable perspective with respect to executive management, corporate turn-around and financial matters. His twenty-two years of public accounting experience are further qualifications and attributes that he contributes to the Board.

	55	2008	5,000	*

William I. Noecker – Chairman of Brasco International Inc., an aluminum fabricator, Detroit, Michigan. Mr. Noecker previously served as President of International Extrusions Inc. for nine years. Mr. Noecker is a Certified Public Accountant in the State of Michigan (from 1976 to present), and received a Bachelor of Arts in Economics from Cornell University in 1971, and a Masters of Business Administration from the University of Michigan in 1973. Mr. Noecker was an accountant at Touche Ross & Co. (now Deloitte & Touche USA LLP) from October 1973 until March 1978.

Mr. Noecker’s historical knowledge of the Company and its operations, as well as his extensive experience with respect to financial and executive management matters, provide important insight to the Board.

	61	1999	12,281 (7)	*
Douglas R. Schrank – Retired since June 2006. Prior to retirement, Mr. Schrank was the Executive Vice President and Chief Financial Officer of Perrigo Company, a multinational, publicly traded pharmaceutical company, from January 2000 until June 2006. Mr. Schrank served as the Chief Financial Officer of M.A. Hanna Company, an iron ore processing company, from September 1993 until April 1995, as the Senior Vice President of M.A. Hanna Company’s Plastics Americas division from April 1995 until January 1998, and as President of M.A. Hanna Company’s Hanna Color division from	62	2007	15,000	*

Name and Principal Occupation (1)	Age	Has Served as a Director Since	Amount and Nature of Beneficial Ownership (2)	% of Class (8)

January 1998 until May 1999. Mr. Schrank received a Bachelor of Science in Zoology from the University of Michigan and a Masters of Business Administration from the University of Michigan in 1972, and was licensed as a Certified Public Accountant in the State of Minnesota in 1973.

Mr. Schrank’s skills include knowledge with respect to the operations of public companies, financial matters, corporate governance and board service, all of which provide value to the Board.

*denotes a percentage of less than 1%

(1)	Except as noted, the principal occupations referred to have been held by the foregoing nominees and directors for at least five years.

(2)

Unless otherwise indicated by footnote, each director or nominee has sole voting power and owns the shares directly, or shares voting and investment power with his or her spouse or other family members under joint ownership.

(3)	Includes 6,729 shares, which Mr. Molfenter has the right to acquire pursuant to options exercisable within 60 days of June 30, 2010.

(4)	Includes 6,729 shares, which Mr. Slusser has the right to acquire pursuant to options exercisable within 60 days of June 30, 2010.

(5)

Includes 6,729 shares, which Mr. Fast has the right to acquire pursuant to options exercisable within 60 days of June 30, 2010. Mr. Fast holds 4, 125 of such shares jointly with his wife, Karen A. Fast.

(6)	Reference is made to note (2) under the heading “Security Ownership of Management” on page 24.

(7)	Includes 6,729 shares, which Mr. Noecker has the right to acquire pursuant to options exercisable within 60 days of June 30, 2010.

(8)

Calculation is based on total shares outstanding as of June 30, 2010, being 10,200,534 shares of common stock, plus the number of shares subject to options exercisable within 60 days of June 30, 2010 held by the applicable person for which the calculation is made.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Relationship with Independent Auditors

The Audit Committee appoints the independent registered public accounting firm to serve as the Company’s independent auditor. BDO USA, LLP (“BDO USA”) is currently the independent auditor for the Company. In addition to performing the audit of the Company’s consolidated financial statements, BDO USA provided various other services during fiscal 2010. The Audit Committee has considered the provision of all non-audit services performed by BDO USA during fiscal 2010 with respect to maintaining auditor independence. The Audit Committee reviewed and pre-approved all professional services requested of, and performed by, BDO USA. The aggregate fees billed for fiscal 2010 and 2009 for each of the following categories of services are set forth below.

Pursuant to the Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee, and such services are considered approved through the next annual review. The Audit Committee revises the list of pre-approved services from time to time based on subsequent determinations. The Audit Committee may delegate pre-approval authority to one or more of the members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Pre-Approval Policy for audit and non-audit services is available on the Company’s website at www.sparton.com.

Fees

The following table presents fees for services provided by BDO USA for the years ended June 30, 2010 and 2009:

	Year Ended June 30,
	2010	2009
	(In thousands)
Audit Fees	$394	$366
Audit-Related Fees	40	26
Tax Fees	210	86
All Other Fees	—	—

Total	$644	$478

Audit Fees

These fees relate to the audit and reviews of the consolidated financial statements and for other attest services.

Audit-Related Fees

These fees primarily relate to audits of employee benefit plans and, in fiscal 2010, accounting consultation for contemplated transactions.

Tax Fees

These fees relate to tax compliance, tax advice and tax planning and, in fiscal 2010, also included fees for federal tax loss carry-back elections.

All Other Fees

There were no other fees for the years ended June 30, 2010 and 2009.

Auditor Independence

The Audit Committee is required to consider the independence of BDO USA when engaging the firm to perform audit-related and other services. In 2010, it was determined by the Audit Committee that audit-related and other services provided and the fees paid for those services were consistent with maintaining the independence of BDO USA.

Vote Required for Approval

At a meeting on August 25, 2010, the Audit Committee of the Board of Directors took action to approve the appointment of the accounting firm of BDO USA as the independent auditors for the Company for the fiscal year ending June 30, 2011. The Board of Directors is asking the shareholders to ratify the appointment of BDO USA.

Each share of common stock is entitled to one vote for this proposal. In order to be adopted, this proposal must be ratified by the holders of a majority of the shares entitled to vote thereon present in person or represented by proxy at the Annual Meeting. If the shareholders do not ratify the appointment, the Audit Committee will consider the selection of other auditors.

Board Recommendation

The Board of Directors recommends that shareholders vote “FOR” the ratification of the selection of BDO USA, LLP.

Representatives of BDO USA, the Company’s independent registered public accounting firm, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

PROPOSAL 3

APPROVAL AND ADOPTION OF THE

SECOND AMENDED ARTICLES OF INCORPORATION

Board Authorization

On August 26, 2010, the Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, approved the Second Amended Articles of Incorporation, subject to shareholder approval.

Reasons for the Proposed Second Amended Articles of Incorporation

The changes included in the Second Amended Articles of Incorporation are being made in connection with the Nominating and Corporate Governance Committee’s determination to: (i) update, remove inconsistencies and correct grammatical errors in the Company’s Amended Articles of Incorporation and (ii) adopt majority voting in the election of directors.

Updating

In connection with updating, Article II of the current Amended Articles of Incorporation provides that the Corporation is to be located at Cleveland, in Cuyahoga County, Ohio. The Corporation, however, does not have offices in Cleveland, but does have offices in Strongsville, Ohio. Accordingly Article II is being proposed to be revised as follows: “The Corporation is to be located at Strongsville, in Cuyahoga County, Ohio.”

Similarly, Article III of the current Amended Articles of Incorporation includes a list of purposes of the Company which are no longer applicable, including, for example, the production, extraction, distribution and marketing of coal, oil, gas, etc. Article III is being proposed to update the purposes to include the Company’s current purposes. Accordingly, Article III is being proposed to be revised as follows: “The Corporation is formed to engage in any lawful act or activity for which corporations may be formed under sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code and any amendments heretofore or hereafter made thereto, including, without limitation, design and electronic manufacturing services and products for medical/scientific instrumentation, government, aerospace and other industries, and any and all incidental acts or activities.”

Similarly, Article IV, relating to the authorized but unissued Serial Preferred Stock references payment of any redemption price to any bank or trust company located in New York, New York, Cleveland, Ohio, Chicago, Illinois or Grand Rapids, Michigan. Article IV is being proposed to be revised to reference any financial institution or trust company without restriction on location.

Majority Voting

The Company and the Board of Directors are committed to good corporate governance, which is why the Board of Directors has voluntarily determined to propose a new Article VII that would implement majority voting in uncontested elections of directors. Current Article VII would be renumbered as Article VIII. Prior to 2008, Ohio law required Ohio corporations to use a plurality voting standard for director elections. Under a plurality voting standard, nominees receiving the greatest number of votes are elected. Effective January 1, 2008, Ohio law was amended to permit Ohio corporations to adopt alternative standards for director elections by amending their articles of incorporation. The Board believes that the adoption of a majority voting standard will give shareholders a greater voice in determining Board composition.

Proposed Article VII would provide that in an uncontested election of directors, a candidate will be elected as a director only if the votes cast for the candidate exceed the votes cast against the candidate. Abstentions and broker non-votes will not be counted as votes cast for or against a candidate. If, however, the Board determines that the number of candidates in any one year exceeds the number of directors to be elected in that year, a plurality voting standard will apply and the candidates receiving the greatest number of votes will be elected.

The Board has determined that the adoption of a majority voting standard in uncontested director elections will give shareholders a greater voice in determining the composition of the Board. In addition, the proposed majority voting standard is consistent with the Board’s belief that it is accountable to the interests of a majority of the Company’s shareholders.

The Board believes, however, that plurality voting should continue to apply in situations where the number of candidates to be elected exceeds the number of directors to be elected. It is possible that more nominees could be elected than the number of Board seats since the number of ‘for’ votes could exceed the number of ‘against’ votes for each director nominee without regard to voting for other candidates.

If the Second Amended Articles of Incorporation is approved and implemented, the Board will, effective as of such approval, adopt and implement a director resignation policy to address the situation in which one or more incumbent directors fail to receive the required majority vote for re-election in an uncontested election. Under Ohio law, an incumbent director who is not re-elected would remain in office as a “holdover” director until his or her successor is elected. This policy would provide that an incumbent director who is not re-elected will be expected to tender to the Board his or her resignation as a director promptly following the certification of the election results. The Nominating and Corporate Governance Committee would then consider each tendered resignation and recommend to the Board whether to accept or reject each such tendered resignation. The Board would act on each tendered resignation, taking into account its fiduciary duties to the Company and its shareholders and the Nominating and Corporate Governance Committee’s recommendation, within 90 days following the certification of the election results. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board in making its decision, may consider any factors or other information that they consider appropriate with respect to any tendered resignation, including, without limitation: (i) the stated reason for such director’s failure to receive the approval of a majority of votes cast; (ii) the percentage of votes cast against such director; and (iii) the performance of the director.

Following the Nominating and Corporate Governance Committee’s recommendation and the Board’s decision, the Board would promptly publicly disclose its decision whether to accept or reject each tendered resignation and, if applicable, the reasons for rejecting a tendered resignation. If a director’s tendered resignation is rejected, he or she would continue to serve until his or her successor is elected, or until his or her earlier resignation, removal from office or death. If a director’s tendered resignation is accepted, then the Board would have the sole discretion to fill any resulting vacancy or decrease the number of directors, in each case pursuant to the provisions of and to the extent permitted by the Code of Regulations. Any director who tenders his or her resignation pursuant to this policy would abstain from the Nominating and Corporate Governance Committee’s recommendation or the Board’s action regarding whether to accept or reject the tendered resignation. While this description reflects the terms of the director resignation policy that the Board expects to adopt and implement, the Board will retain the power to amend and administer the policy as the Board in its sole discretion determines is appropriate.

Shareholder Approval

Approval of the Second Amended Articles of Incorporation requires the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3%) of all outstanding shares of the Company’s common stock entitled to vote as of the Record Date. Accordingly, the Second Amended Articles of Incorporation will be approved if it receives the vote of [6,800,356] shares of the Company’s common stock. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will have the same effect as votes against this Proposal 3. Unless otherwise directed, shares of common stock represented by proxy will be voted “FOR” the approval of this Proposal 3.

Effective Date

If approved by shareholders, the Company intends, immediately following the shareholder vote, to file the Second Amended Articles of Incorporation with the Ohio Secretary of State.

Board Recommendation

A copy of the proposed Second Amended Articles of Incorporation, marked to show changes from the Amended Articles of Incorporation, is included as Appendix “A” to this proxy statement.

The Board of Directors recommends a vote “FOR” the approval and adoption of the Second Amended Articles of Incorporation.

PROPOSAL 4

APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED CODE OF REGULATIONS

Board Authorization

On August 26, 2010, the Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, approved the Amended and Restated Code of Regulations (the “Amended and Restated Code”), subject to shareholder approval.

Reasons for the Proposed Amended and Restated Code

The Nominating and Corporate Governance Committee determined to: (i) update and remove inconsistencies in the Company’s Code of Regulations, (ii) de-classify the Board of Directors and (iii) permit the Company’s Board of Directors to adopt amendments to the Amended and Restated Code to the extent permitted by Ohio law.

To this end, the Company determined to incorporate the proposed provisions described below and its current By-Laws into the Amended and Restated Code, thereby making the Company’s current By-Laws unnecessary. If the Amended and Restated Code is approved, the current By-Laws of the Company would be terminated. The proposed Amended and Restated Code also incorporates certain provisions of Ohio law. Accordingly, the proposed Amended and Restated Code provides in one document much of the relevant body of law and regulation governing the Company, by incorporating the proposed provisions described below, the current By-Laws and certain other provisions consistent with Ohio law.

The proposed Amended and Restated Code includes the following differences from the current Code of Regulations:

Article I, Section 10 of the proposed Amended and Restated Code provides advance notice and other requirements (as disclosed in more detail in the table below) with respect to shareholder nominations of directors. Currently, such notice must be made not later than 60 days in advance of the date of a shareholders’ meeting. Under the proposed

Amended and Restated Code, notice must be provided generally not less than 120 days nor more than 240 days prior to the one year anniversary of the preceding year’s annual meeting. Both the Nominating and Corporate Governance Committee and the Board of Directors believe that the nomination of directors is a significant matter and that shareholders would be best served by providing the Company with sufficient time to do its due diligence and review the qualifications of proposed nominees. The proposed change set forth in Article I, Section 10, among other things, is designed to allow the Company sufficient time to determine the qualifications of proposed nominees and allow it time to make reasoned recommendations to shareholders. Similarly, the proposed Amended and Restated Code in Article I, Section 10, provides that the same notice time deadlines must be provided with respect to shareholder proposals with respect to Company business. There are no deadlines with respect to proposals of other business by shareholders under the current Code of Regulations. Again, both the Nominating and Corporate Governance Committee and the Board of Directors believe that shareholders are better served if the Company has sufficient time to review and perform applicable due diligence on shareholder proposals and allow it time to make reasoned recommendations to shareholders.

Article II, Section 2 of the proposed Amended and Restated Code provides that all directors are to be elected or appointed for a one year term, with no separate classes. The current Code of Regulations provides for three separate classes of directors with three year staggered terms. The Company and the Board of Directors are committed to good corporate governance, and examined the arguments for and against continuation of a classified board. While it can be argued that a classified board provides stability, enhances long-term planning and ensures that there are directors serving on a board who are familiar with the Company, it can also be argued that a classified board can make it more difficult for shareholders to change a majority of directors even if a majority of shareholders are dissatisfied with the performance of incumbent directors. The Board understands that many investors believe that the election of directors is the primary means for shareholders to influence policies and to hold management accountable for implementing these policies. The Board is also cognizant that many U.S. public companies have eliminated their classified board structures in recent years in favor of the annual election of directors. After weighing all of these considerations, the Board has voluntarily determined to propose the elimination of its classified board structure.

If Proposal 4 is approved, the Board’s classified structure will terminate effective as of the date of the Company’s 2011 Annual Meeting of Shareholders and, at and after that annual meeting, directors will be elected annually for one year terms. In this case, the term of each director serving as of and immediately prior to the 2011 Annual Meeting of Shareholders will expire as of the date of the meeting, subject to election and qualification of his or her successor. Under Ohio law, directors of our classified board may be removed for cause only by the affirmative vote of shareholders of record holding at least a majority of the outstanding shares of the Company. The proposed Amended and Restated Code similarly provides that directors may be removed for cause only by the affirmative vote of shareholders of record holding at least a majority of the outstanding shares of the Company.

Article II, Section 7 of the proposed Amended and Restated Code provides that a majority of the directors then holding office shall be necessary to constitute a quorum for the transaction of business. Formerly, this provision was in the Company’s By-Laws. Under Ohio law, unless the articles of incorporation or code of regulations provide otherwise, a majority of the whole authorized number of directors is necessary to constitute a quorum for the transaction of business.

The current Code of Regulations provides for an executive committee, and generally authorizes the Board of Directors to exercise all powers and do all such things as may be lawfully exercised and done. In connection therewith, the Board has established an executive committee, and a nominating and corporate governance committee, a compensation committee and an audit committee in conformance with NYSE regulations. In recognition of the creation of such additional committees, both the Board and the Nominating and Corporate Governance Committee have proposed Article II, Section 10 of the Amended and Restated Code providing for the establishment of an executive committee, nominating and corporate governance committee, compensation committee and audit committee and such other committees as may be deemed to be advisable by the Board of Directors.

Article IV, Section 1 of the proposed Amended and Restated Code provides for mandatory indemnification of directors and officers. The Company is given the discretion to indemnify employees, agents and others. Under the current Code of Regulations, there is mandatory indemnification for directors, officers and employees of the Company or any person who is serving or has served at its request as a director, officer or employee of another corporation. Both the Nominating and Corporate Governance Committee and the Board of Directors believe that mandatory indemnification should be limited to a select group, and that the indemnification of other persons should be made solely in the discretion of the Board of Directors.

Article VII, Section 1 of the proposed Amended and Restated Code provides that the Code of Regulations may be altered, amended, added to or repealed by the Board of Directors (to the extent permitted by Ohio law), by the affirmative vote of shareholders of record holding at least a majority of the outstanding shares of the Company or by written consent of the shareholders of record holding 66-2/3% of the outstanding shares. The Board of Directors is not currently permitted to amend the Code of Regulations. Ohio law was amended in October 2006 to allow the Board of Directors to amend the Code of Regulations without shareholder approval, within certain statutory limitations, thus bringing Ohio law into line with the law of most other states. However, Ohio law requires shareholder approval for the Board to make future amendments to the Code of Regulations.

If the proposed amendment to Article VII, Section 1 is adopted, the Board would be able to address certain ministerial and administrative provisions in the Code of Regulations, including changing officer titles and duties, changing the order of business at the annual shareholders’ meeting and adopting an advance notice provision for the introduction of matters at the annual shareholders’ meeting. Other Ohio corporations have made the change to allow their Codes of Regulations to be updated by the board.

The Board would not be able to amend the Code of Regulations in a manner that would adversely affect the fundamental rights of the Company’s shareholders. Specifically, the Board may not amend the Code of Regulations to do any of the following: (1) change the authority of the shareholders themselves; (2) establish or change the percentage of shares that must be held by shareholders in order to call a shareholders meeting or change the time period required for notice of a shareholders meeting; (3) establish or change the quorum requirements at shareholder meetings; (4) prohibit the shareholders or directors from taking action by written consent without a meeting; (5) change directors’ terms of office or provide for the classification of directors; (6) require more than a majority vote of shareholders to remove directors; (7) change the quorum or voting requirements at directors meetings; or (8) remove the requirement that a “control share acquisition” of an “issuing public corporation” must be approved by the shareholders of the corporation to be acquired. Nor is the Board permitted to delegate to a Board Committee the authority to amend the Code of Regulations. This proposal does not seek to change in any way these limitations placed on the Board under Ohio law with respect to amendments of the Code of Regulations. If the Board so amends the Amended and Restated Code, it is required to notify the shareholders of such amendment under federal securities laws. Under Ohio law, the shareholders can always override amendments made by the Board, and the Code of Regulations may never divest the shareholders of the power to adopt, amend or repeal the Code of Regulations.

The following is a chart outlining the primary changes to the current Code of Regulations and By-Laws, as if one document:

Article and Section	Amended and Restated Code of Regulations	Current Code of Regulations and By- Laws (as if one document)
Article I, Section 6	We have added a provision providing that shareholders may be represented and vote by proxy or proxies.	None (provided by Ohio law).
Article I, Section 9

This provision provides that the presiding officer of the annual or special meeting has the authority to determine the order of business of the meeting and the rules of procedure for the meeting and to regulate the conduct of any meeting as he or she deems appropriate.

Provides that the order of business shall be determined by the meeting.
Article I, Section 10

Provides requirements for shareholders wishing to make proposals and/or nominations to provide specific notice and certain information to the Company before such proposal or nomination may be made. Among other things, this section provides:

Only provides for procedures with respect to the nomination of persons for election to the Board. Among other things, Article VIII provides:
	• Notice must be provided generally not less that 120 days nor more than 240 days prior to the one-year anniversary of the preceding year’s annual meeting (with respect to nominations of directors).	• Notice must be made not later than 60 days in advance of the date of a shareholders’ meeting.

• Notice must be provided generally not less than 120 days nor more than 240 days prior to the one-year anniversary of the preceding year’s annual meeting (with respect to any other shareholder proposal).

• There are no deadlines with respect to proposals of other business by shareholders.

• With respect to any business other than the nomination of a director, a brief description of the business desired to be brought before the meeting and the reason for conducting such business at the meeting.

• None.
	• The procedures and information to be provided by a shareholder proposing a nomination or making a business proposal are very detailed.	• There are no procedures with respect to shareholder business proposals and the procedures with respect to nominations of persons to the Board are not as detailed.
Article I, Section 11	Provides for the appointment of an inspector of election and the duties of such inspector.	None (provided by Ohio law).

Article and Section	Amended and Restated Code of Regulations	Current Code of Regulations and By- Laws (as if one document)
Article I, Section 13	Provides that shareholders may take action without a meeting in writing if signed by all the shareholders except as otherwise provided in the Code of Regulations.	None (provided by Ohio law).
Article II, Section 2	Provides that all directors are elected or appointed for a term of one year, with no separate classes of directors commencing with the 2011 Annual Meeting of Shareholders.	Provides that the directors are divided into three classes, each class consisting of no less than three directors, with staggered three year terms.
Article II, Section 4	Provides for procedures for removal of a director by the Board or by shareholders.	None (provided by Ohio law).
Article II, Section 5	Provides that the Board may fill vacancies in the Board, including vacancies arising by an increase in the number of directors.	None (provided by Ohio law).
Article II, Section 9	Provides fixing of a record date by the Board for the payment of dividends.	None (provided by Ohio law).
Article II, Section 10

Provides for the establishment of an Executive Committee, Nominating/Corporate Governance Committee, Compensation Committee and Audit Committee and such other Committees as may be deemed to be advisable by the Board.

Provides for establishment of an Executive Committee and generally authorizes the Board of Directors to exercise all powers and do all such things as may be lawfully exercised and done.
Article IV, Section 1	Provides for mandatory indemnification of directors and officers. In addition, the Company has the discretion to indemnify employees, agents and others.

Provides for mandatory indemnification of directors, officers or employees of the Company or any person who is serving or has served at its request as a director, officer or employee of another corporation.

Article V	Provides shares of capital stock of the Company may be represented by certificates or they may be uncertificated.	None (provided by Ohio law).
Article II, Section 1	Provides broadly that the business, property and affairs of the Company shall be managed by the Board of Directors.	Provides that the Board shall have complete and absolute jurisdiction over all questions relating to property affairs, management and business of the Company and sets forth certain express powers.
Article VII, Section 1	Provides that the Code of Regulations may be altered, amended, added to or repealed by the Board of Directors (to the extent permitted by Ohio law), by shareholders holding a majority of the outstanding shares or by written consent of shareholders holding 66-2/3% of the outstanding shares.

Provides that an amendment to the Code of Regulations requires the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power on such proposal.

Shareholder Approval

Approval of the Amended and Restated Code requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote as of the Record Date. Accordingly, the Amended and Restated Code will be approved if it receives the favorable vote of [5,100,268] shares of the Company’s common stock. Abstentions, broker non-votes, and shares not in attendance and not voted at the annual meeting will have the same effect as votes against this Proposal 4. Unless otherwise directed, shares of common stock represented by proxy will be voted “FOR” the approval of this Proposal 4.

Effective Date

The Amended and Restated Code will go into effect immediately upon approval by shareholders.

Board Recommendation

A copy of the proposed Amended and Restated Code, marked to show changes from the current Code of Regulations, is included as Appendix “B” to this proxy statement.

The Board of Directors recommends a vote “FOR” the approval and adoption of the Amended and Restated Code.

PROPOSAL 5

NON-BINDING VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Company is committed to excellence in governance and is aware of the significant interest in executive compensation matters by its shareholders. We have determined that providing our shareholders with an advisory vote on executive compensation (referred to as a “say on pay” vote) may give us useful information on the views of our shareholders with regard to the Company’s executive compensation philosophy, policies, and procedures. As you may be aware, recent legislation requires that public companies implement “say on pay” proposals for the first annual meeting after January 2011. However, the Board of Directors has been proactive in adopting the proposal sooner than required.

The Company has designed its executive compensation program to attract, motivate, retain and reward its senior management in order to achieve the Company’s corporate objectives and increase value for our shareholders. The Company believes that its compensation policies and procedures are centered on a pay-for-performance philosophy and are aligned with the long-term interests of our shareholders.

The Company is presenting the following proposal, which gives each shareholder the opportunity to have a voice and endorse or not endorse the Company’s executive pay program by voting for or against the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement.”

As discussed in the Compensation Discussion and Analysis contained in this proxy statement, the Compensation Committee of the Board of Directors believes that the executive compensation for fiscal 2010 is justified by the performance of the Company in an extremely difficult environment, it is reasonable and it is the result of a carefully considered approach.

In deciding how to vote on this proposal, the Company urges you to consider the various factors regarding compensation matters as discussed in the Compensation Discussion and Analysis.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, our Board values your opinion and the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Approval of the proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

Board Recommendation

The Board recommends a vote “FOR” approval of the compensation of the Company’s Named Executive Officers as set forth in Proposal 5.

PRINCIPAL SHAREHOLDERS

As of June 30, 2010, unless otherwise described in the footnotes below, the persons named in the following table were known by management to be the beneficial owners of more than 5% of the Company’s outstanding common stock. Certain of the beneficial owners listed below share voting and investment power over their respective shares of Company common stock, as detailed in the footnotes below. As a result, certain of the share amounts and percentages stated below are held by multiple beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (5)
Lawndale Capital Management, LLC Andrew E. Shapiro Diamond A. Partners, L.P. 591 Redwood Highway, Suite 2345 Mill Valley, California 94941	969,890 (1)	9.5%
Dimensional Fund Advisors, LP 1299 Ocean Avenue, 11th Fl. Santa Monica, California 90401	712,374 (2)	7.0%
Judith A. Sare 3 North Park Circle Palm Coast, Florida 32137	673,017 (3)	6.6%
Bradley O. Smith John J. Smith Trust 735 Prairie Creek Ionia, Michigan 48846	655,427 (4)	6.4%

(1)

According to information in the Schedule 13D, which was filed jointly on August 5, 2009 by registered investment adviser Lawndale Capital Management, LLC (“Lawndale”), Andrew E. Shapiro (the sole manager of Lawndale) and Diamond A. Partners, L.P., a fund managed by Lawndale (“DAP”), Lawndale and Mr. Shapiro each share voting and investment power over 968,616 shares of such common stock (being 9.5% of the class), Mr. Shapiro has sole voting and investment power over 1,274 shares of common stock, and DAP shares voting and investment power over 833,400 shares of such common stock (being 8.2% of the class).

(2)

Shares presented are according to information included in the Form 13G/A filed February 8, 2010, by Dimensional Fund Advisors LP (“Dimensional”), a registered investment advisor. Dimensional is deemed to have beneficial ownership of 712,374 shares of common stock. Dimensional possesses sole voting power over 707,274 shares and sole investment power over 712,374 shares. Dimensional disclaims beneficial ownership of all such shares.

(3)

According to information in the Schedule 13G/A filed September 3, 2010, by Judith A. Sare, Mrs. Sare is deemed to have beneficial ownership of 673,017 shares of common stock, with sole voting and investment power over 360,964 shares and shared voting and investment power over 312,053 shares. Judith A. Sare is the sister of Bradley O. Smith, a former member of the Company’s Board of Directors.

(4)

The shares presented are according to information in the Form 4 filed on February 24, 2010 by the John J. Smith Trust and the Form 4 filed by Mr. Smith on January 7, 2010. The amount includes 7,486 shares owned individually by Mr. Smith, 14,149 shares owned by Mr. Smith’s wife, Sharon A. Smith, and 633,792 shares owned by the John J. Smith Trust (being 6.2% of the class), over which Mr. Smith has sole voting and investment power. Mr. Smith served as a director of the Company from 1998 to 2009. Bradley O. Smith is the sole trustee and a beneficiary of the John J. Smith Trust and has sole voting and investment power over the shares held by the trust.

(5)

Calculation is based on total shares outstanding as of June 30, 2010, being 10,200,534 shares of common stock, plus the number of shares subject to options exercisable within 60 days of June 30, 2010 held by the applicable person or group for which the calculation is made.

SECURITY OWNERSHIP OF MANAGEMENT

As of June 30, 2010, the following table shows the shares of the Company’s common stock beneficially owned (except as noted) by the Named Executive Officers and all executive officers and directors of the Company as a group. “Named Executive Officers,” consistent with Item 402(m) of Regulation S-K promulgated under the Exchange Act, include: (i) the Company’s Chief Executive Officer and individuals acting in a similar capacity during fiscal 2010, regardless of compensation level; (ii) the Company’s two most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 2010; and (iii) up to two additional individuals who would have been included under (ii) above but for the fact that the applicable individual was not serving as an executive officer of the Company at the end of fiscal 2010.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (6)
Named Executive Officers (1)
Cary B. Wood	486,650 (2)	4.8%
Gregory A. Slome	64,501 (3)	*
Gordon B. Madlock	31,661 (4)	*
All Executive Officers and Directors	867,106 (5)	8.4%

*denotes a percentage of less than 1%

(1)

The Company’s proxy statement for fiscal 2009 included voluntary disclosure of information with respect to “Key Managers” as if such Key Managers met the definition of Named Executive Officer, in order to reflect that the Company’s management was re-structured in connection with the Company’s turn-around efforts. Certain of the Key Managers may have been included in the definition of Named Executive Officer had they been employed by the Company for the full 2009 fiscal year. As such, the Company had determined to disclose certain information regarding the Key Managers the same as would have been required had they met the definition of Named Executive Officer for the 2009 fiscal year. For fiscal 2010, the management team has been substantially consistent and the Company does not feel disclosure with respect to members of management other than those who meet the definition of Named Executive Officers is necessary or appropriate.

(2)	Mr. Wood holds 486,650 shares, 26,668 of which are restricted shares as set forth in Mr. Wood’s employment agreement and subject to the 2001 SIP (defined below at page 28) and 87,873 of which are restricted shares subject to the Sparton Corporation 2010 Long-Term Stock Incentive Plan (“2010 LTIP”). Includes 249,259 shares held by the Company’s pension plan, as to which Mr. Wood holds voting and investment power in his capacity as Chief Executive Officer of the Company, and 25,000 shares that Mr. Wood has the right to acquire pursuant to options exercisable within 60 days of June 30, 2010. Mr. Wood is not a participant in and disclaims beneficial ownership of the shares held by the pension plan.

(3)

13,400 of Mr. Slome’s shares are restricted shares as set forth in Mr. Slome’s employment agreement and subject to the 2001 SIP, and 24,751 of Mr. Slome’s shares are restricted shares subject to the 2010 LTIP. Includes 18,750 shares that Mr. Slome has the right to acquire pursuant to options exercisable within 60 days of June 30, 2010.

(4)

18,161 of Mr. Madlock’s shares are restricted shares subject to the 2010 LTIP. Includes 12,500 shares that Mr. Madlock has the right to acquire pursuant to options exercisable within 60 days of June 30, 2010.

(5)	Includes 144,179 shares under options held by all executive officers and directors exercisable within 60 days of June 30, 2010.

(6)

Calculation is based on total shares outstanding as of June 30, 2010, being 10,200,534 shares of common stock, plus the number of shares subject to options exercisable within 60 days of June 30, 2010 held by the applicable person or group for which the calculation is made.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee (referred to in this Section as the “Committee”) is authorized (i) to assist management with compensation policies and programs for the Company’s executive officers and management, including the Named Executive Officers; (ii) to review and approve the performance goals established for the executive officers and management, including the Named Executive Officers; and (iii) to recommend, after considering the results of the executives’ performance and the Company’s profitability, the salaries and incentive bonuses for the executive officers and management, including the Named Executive Officers.

The Committee is comprised of three independent directors. Their responsibilities are carried out pursuant to authority delegated by the Board of Directors and in accordance with the federal securities laws and other applicable laws and regulations. The Committee is governed by a written charter which can be found on the Company’s website at www.sparton.com.

Compensation Philosophy

The Company has formulated a compensation philosophy with the objective of fair, competitive and performance-based compensation of its executive officers and management, including the Named Executive Officers. The philosophy reflects the belief that the total compensation of the executive officers and management should be aligned with the Company’s performance. While the specific programs may be modified from year to year, the compensation philosophy has remained consistent for many years. The Committee seeks to reward performance with cost-effective compensation that aligns employee efforts with the Company’s business strategy through adherence to the following compensation policies:

•

Total compensation should strengthen the relationship between pay and performance by including and emphasizing variable, at-risk compensation that is dependent on achieving specific corporate, business function, and/or individual performance goals.

•	An element of pay for Named Executive Officers should be comprised of long-term incentives to align management interests with those of its shareholders.

•	The incentive components of pay should be weighted toward long-term factors.

•	Total compensation opportunities should enhance the Company’s ability to attract, retain and develop knowledgeable and experienced executives.

•	Base salary should be set based on review of comparable compensation paid to executives of similarly sized manufacturers.

In devising and maintaining the Company’s executive compensation programs, the Committee reviews published data relevant to the compensation of executives in publicly owned competitor companies which operate in the manufacturing industry. The Committee also consults with management, and outside accounting and legal advisors as appropriate.

Compensation Consultants

The Committee authorized management to engage compensation consultants during fiscal 2010 as part of its review of the Company’s compensation programs and in making recommendations to the Committee for its consideration. The Company engaged Pearl Meyer & Partners (“PM&P”) during fiscal 2010 to review compensation for certain members of management. The Company requested that PM&P provide survey benchmark information on compensation for management based upon marketplace trends and similar companies. The review focused on base salary, short-term, and long-term incentive compensation for management (which included thirteen employees, including Named Executive Officers). Management used the information from PM&P on base salary, short-term, and long-term incentive compensation in making recommendations to the Committee as to the scope and amount of awards for fiscal 2010. The Committee’s recommendations are subject to approval by the Board of Directors.

Components of Compensation

The key elements of the Company’s executive compensation program are base salary, short-term (annual) incentive and long-term incentive compensation. These elements are addressed separately below.

The Committee does not use mathematical formulas exclusively to determine compensation. In setting each component of compensation, the Committee considers all elements of an executive’s total compensation package, including base salary, incentive compensation, and the value of benefits.

Base Salaries

A competitive base salary provides the foundation for a total compensation package required to attract, retain, and motivate executive officers and members of management, including the Named Executive Officers, in alignment with the Company’s business strategies. Generally, the Committee reviews the proposed annual base salaries for executive officers and management (including the Named Executive Officers other than the Chief Executive Officer) with the Chief Executive Officer and approves his recommendations, with modifications considered appropriate. The Committee independently reviews and sets base salary for the Chief Executive Officer, subject to the approval of the Board of Directors.

Base salaries are initially premised upon the responsibilities of each Named Executive Officer and may be further adjusted based on industry surveys and related data, including performance judgments as to the past and expected future contributions of the applicable Named Executive Officer. The Committee reviews each Named Executive Officer’s base salary annually.

Short-Term Incentives

STIP

On June 26, 2009, the Board of Directors approved and adopted the Sparton Short-Term Incentive Plan (the “STIP”). The STIP did not require shareholder approval. The purpose of the STIP is to increase shareholder value and ensure the success of the Company by motivating participants to achieve all defined financial and operating goals and strategic objectives of the business. The STIP is further intended to attract and retain key employees essential to the success of the business and to provide competitive compensation programs consistent with market competitive pay practices.

The Committee has been appointed by the Board of Directors to administer the STIP. The Committee, with the approval of the Board of Directors, selects executive or key employees of the Company or its affiliates, including the Company’s President and Chief Executive Officer, Chief Financial Officer and Named Executive Officers identified by the Committee to be participants in the STIP for any annual performance period. Participation in the STIP is in the sole discretion of the Committee, on an annual performance period by annual performance period basis. The first annual performance period for which awards under the STIP were made was fiscal 2010.

The Committee, subject to approval by the Board of Directors, establishes an individual potential award percentage for each participant equal to a percentage of such participant’s salary. The Company determines and recommends, and the Committee, in its sole discretion, approves the performance goals and objectives applicable to any actual incentive award. The requirements may be on the basis of any factors the Committee determines relevant, and may be on an individual, business unit or Company-wide basis. Failure to meet the performance goals and objectives of the annual performance period will result in the participant’s failure to earn the actual incentive award, except as otherwise determined by the Committee. Actual incentive award payments will be determined, based on verified achievement levels of established performance goals and objectives for the annual performance period, by the Committee and approved by the Board of Directors.

For each annual performance period, the Committee, subject to approval by the Board of Directors, establishes an incentive award pool. Payment of each actual incentive award is made as soon as practicable as determined by the Committee after the completion of the independent audit and filing of the annual report on Form 10-K for the annual performance period during which the actual performance award was earned. Unless otherwise determined by the Committee, to receive payment of an actual incentive award, a participant must be employed by the Company or any affiliate on the last day of the annual performance period, and, subject to certain exceptions in the event of a participant’s death or disability, on the date of payment of the actual incentive award. Actual incentive awards are paid from the incentive award pool in cash in a single lump sum.

The Committee may, in its sole discretion, grant an award for an extraordinary individual contribution which substantially benefits the Company but is not reflected in the achievement of a participant’s individual goals.

The Board of Directors, in its sole discretion, may amend or terminate the STIP, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the STIP will not, without the consent of the participant, alter or impair any rights or obligations under any actual incentive award earned by such participant. No award may be granted during any period of suspension or after termination of the STIP. The STIP will remain in effect until terminated.

The Committee, with the approval of the Board of Directors, selected certain employees, including the Named Executive Officers, to be participants in the STIP for the annual performance period ending June 30, 2010 and established target awards for that period. The individual target award percentages for these participants ranged from 10% to 85% of a participant’s base salary. The performance goals and objectives were based upon various components, including consolidated financial results, business unit financial results and measured personal objectives. These components were weighted separately for each participant. Awards were payable on a graduated scale ranging from a threshold of 50% of the target award for each component up to a maximum of 200% of the target award for that component. No award for a component was payable if performance was below the threshold. The funds available for award under the STIP for fiscal 2010 were $1,222,000, assuming a payment of 100% of the target award for each selected participant. For each Named Executive Officer, the potential award was determined solely based upon the Company’s consolidated financial results (which includes consideration of earnings before tax and cash generated by operations, as set by the Compensation Committee).

The target awards for each of Messrs. Wood, Slome and Madlock as a percentage of their base salaries were 85%, 35% and 40%, respectively. The actual awards granted under the 2010 STIP to the Named Executive Officers for fiscal 2010 are set forth in the Summary Compensation Table.

Bonuses

The Committee may recommend bonuses in addition to or in lieu of bonuses earned under the plans described above based on the Committee’s evaluation of the individual performance and level of responsibility of the Named Executive Officers. In determining discretionary annual incentive bonuses for the Named Executive Officers, the Committee evaluates the Chief Executive Officer’s recommendations based on individual performance. The Committee independently evaluates the individual performance of the Chief Executive Officer. The results of those evaluations are used by the Committee to award the short-term incentive bonuses to the Named Executive Officers. There were no discretionary bonuses awarded to the Named Executive Officers in fiscal 2010.

Long-Term Incentives

2001 SIP

In keeping with the Company’s philosophy of providing a total compensation package that includes long-term incentives, a Named Executive Officer’s total compensation package may include stock options, restricted stock, stock units and/or cash under the Sparton Corporation Stock Incentive Plan, as amended in October 2001 (the “2001 SIP”). The Company may make awards under the 2001 SIP until October 2011. These incentives are designed to motivate and reward Named Executive Officers for maximizing shareholder value and encourage the long-term employment of key employees. The current remaining number of shares of the Company’s common stock available for award under the 2001 SIP is 57,195.

When awarding long-term incentives, the Committee considers a Named Executive Officer’s overall level of responsibility, Company performance and individual performance criteria, as well as the compensation practices of the peer group of companies used to evaluate total compensation.

The number of shares awarded through stock option grants can be impacted by the per share price on the date of the award. As a result, the number of shares underlying stock option awards may vary from year to year, as it is dependent in part on the price of the Company’s common stock on the date of grant. The size of the award can also be adjusted based on individual factors.

Because the exercise price of these options is equal to or exceeds the fair market value of the Company’s common stock as of the close of the stock market on the day preceding the date of grant (as specified in the plan), these stock options will only deliver a reward if the stock price appreciates from the price on the date the stock options were granted.

It should also be noted that during fiscal 2010, no outstanding stock options were re-priced, on either an individual or collective basis, consistent with the Company’s long established policy of not re-pricing stock options.

The Company annually reviews the long-term incentive elements of its compensation package, including the beneficial and detrimental aspects of particular compensation components such as stock options, to determine the continuing efficacy of such programs.

In fiscal 2010, the Company granted options to purchase up to 111,250 shares of common stock of the Company to certain members of management and executive officers, including the Named Executive Officers. The options are exercisable for $5.00 per share and are 100% vested as of issuance. Also in fiscal 2010, the Company granted 27,000 shares of common stock to the directors in payment of their annual stock grants.

2010 LTIP

A Named Executive Officer’s total compensation package may also include stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards under the 2010 LTIP. These incentives are designed to motivate and reward Named Executive Officers for maximizing shareholder value and encourage the long-term employment of key employees.

The maximum number of shares of the Company’s common stock currently remaining available under the 2010 LTIP is 777,973. To the extent that any award is forfeited, terminates, expires or lapses without exercise or settlement, the shares subject to such awards forfeited or not delivered as a result thereof will again be available for awards under the 2010 LTIP.

In fiscal 2010, the Company granted 222,027 restricted shares to certain members of management and executive officers, including the Named Executive Officers, which vest in four equal installments commencing on the first anniversary of the grant date, subject to achievement of certain performance metrics.

Common Stock Issuable Under Company Equity Compensation Plans

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of June 30, 2010:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	269,796	$6.89	835,168
Equity compensation plans not approved by security holders	–	–	–

Other Compensation

The Named Executive Officers receive a variety of modest miscellaneous benefits, the value of which is presented for the Named Executive Officers under the caption “All Other Compensation” in the Summary Compensation Table. These benefits include the Company’s qualified pension plan, relocation benefits, matching contributions under the Company’s 401(k) Plan and other miscellaneous benefits.

Elements of Compensation Which Are Performance-Based

Non-Equity Incentive Plan Compensation

The Board adopted the STIP, pursuant to which it established a short term incentive pool for fiscal 2010 (“2010 Pool”) based on income before provision for income tax (“EBT”). The Board of Directors approved individual incentive plans based on EBT and other personal objectives, the funding for which came from the 2010 Pool, for the 22 key employees, including Named Executive Officers, that were participants in the STIP as of June 30, 2010. After three years of substantial losses, a modest, but not easily achieved, EBT target for 2010 was established at $3,100,000. A sliding scale was established so that the 2010 Pool would be $0 for EBT of less than $2,480,000; $569,000 for EBT of $2,480,000; $1,222,000 for EBT of $3,100,000 (being the EBT target for 2010); and a maximum of $2,444,000 for EBT of $8,560,000 or more. Accordingly, the STIP awards are based on performance. Because the Company achieved EBT of $5,524,000 in fiscal 2010, the 2010 Pool was calculated to be $1,690,000. Aggregate STIP awards of $1,671,000 were earned in fiscal 2010 by the participating employees.

The Named Executive Officer’s STIP awards were based on two components, being EBT and cash generated from operations (“CGO”). The target for EBT was $3,100,000, with actual achievement of $5,524,000. The target for CGO, as set by the Compensation Committee, was $10,346,000, with actual achievement of $20,597,000. The amounts paid to the Named Executive Officers, as shown below in the Summary Compensation Table, reflect the significant over achievement of EBT and CGO.

Option Awards

In November 2009, the Board granted non-qualified options to acquire 111,250 shares of the Company’s common stock to 9 key employees, including the Named Executive Officers, after considering the results of fiscal 2009. The reported value of the options granted, as shown in the Summary Compensation Table, was determined using the Black Scholes model. The value of the options is related to stock performance, as the options were granted with an exercise price of $5.00 per share (the fair market value on the date of grant was $4.59 per share) and expire three years after the grant date.

Stock Awards

In October 2009, the shareholders approved the 2010 LTIP. In June 2010, the Board awarded 222,027 shares of restricted stock to 11 key employees of the Company, including the Named Executive Officers, valued at the market price of the Company’s common stock (at the time of grant). Vesting of the shares occurs over four years, provided the Company achieves certain defined financial performance measures. An index will be calculated based on a formula determined by the Compensation Committee, which includes cash flow, earnings, the average net debt and the weighted average shares outstanding. It is expected that the index will correlate to, though not be predictive of, the value of a share of the Company’s common stock. The value of the restricted stock awards is directly related to the Company’s financial performance, as the restricted stock will not vest unless the target index levels are achieved.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Fast, Slusser or Swartwout is an officer or employee, or former officer or employee of the Company or any of its subsidiaries. No interlocking relationship exists between members of the Company’s Board of Directors or the Committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

Summary Compensation Table

The following table contains information pertaining to the annual compensation for fiscal 2010 and fiscal 2009 of the Named Executive Officers.

Name and Principal Position of Named Executive Officers	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (4)	Option Awards ($) (10)	Non-Equity Incentive Plan Compensation ($) (14)	All Other Compensation ($)	Total

Cary B. Wood (1) President and Chief Executive Officer	2010 2009	400,000 230,000	– 163,333	439,365 (5) 270,000 (6)	56,250 (11) –	506,454 –	312,070 (15) 20,972 (16)	1,714,139 684,305

Gregory A. Slome (2) Senior Vice President and Chief Financial Officer	2010 2009	235,000 58,750	– 30,000	123,755 (7) 31,600 (8)	42,188 (12) –	122,517 –	12,312 102,206 (17) –	535,772 222,556

Gordon B. Madlock (3) Senior Vice President, Operations	2010 2009	195,000 95,250	– 30,000	90,805 (9) –	28,125 (13) –	125,554 –	240,132 (18) 4,800	679,616 130,050

(1)          Mr. Wood’s employment with the Company commenced November 6, 2008 pursuant to an agreement described below.

(2)          Mr. Slome’s employment with the Company commenced April 1, 2009 pursuant to his employment agreement with the Company described below.

(3)          Mr. Madlock’s employment with the Company commenced January 5, 2009 pursuant to his employment agreement with the Company described below.

(4)          The amounts shown for fiscal 2010 and fiscal 2009 set forth in this Proxy Statement are the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, “Share-Based Payment,” (“ASC Topic 718”), pursuant to amendments to Item 402 of Regulation S-K. The assumptions made for the valuation of the stock awards are disclosed in note 10 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended June 30, 2010. It should be noted that, in the proxy statement for fiscal 2009, prior to the effective date of the amendments to Item 402 of Regulation S-K referenced above, the amounts shown in this column were the dollar amounts recognized during the applicable fiscal year for financial reporting purposes in accordance FASB Statement of Financial Accounting Standards No. 123 (Revised 2004) Share-Based Payment (“FAS 123(R)”) for stock awards granted during the applicable and prior fiscal years.

(5)          Mr. Wood was awarded 87,873 shares under the 2010 LTIP on June 24, 2010, all of which are restricted shares as of June 30, 2010 and vest in four equal installments commencing one year from the date of the grant, subject to achievement of certain performance metrics.

(6)          Mr. Wood was awarded 120,000 shares in fiscal 2009, 26,668 of which are restricted shares as of June 30, 2010, under Mr. Wood’s employment agreement and subject to the 2001 SIP.

(7)          Mr. Slome was awarded 24,751 shares under the 2010 LTIP on June 24, 2010, all of which are restricted shares as of June 30, 2010 and vest in four equal installments commencing one year from the date of the grant, subject to achievement of certain performance metrics.

(8)          Mr. Slome was awarded 20,000 shares in fiscal 2009, 13,400 of which are restricted shares as of June 30, 2010, and subject to the 2001 SIP.

(9)          Mr. Madlock was awarded 18,161 shares under the 2010 LTIP on June 24, 2010, all of which are restricted shares as of June 30, 2010 and vest in four equal installments commencing one year from the date of the grant, subject to achievement of certain performance metrics.

(10)        The amounts shown for fiscal 2010 and fiscal 2009 set forth in this Proxy Statement are the aggregate grant date fair value computed in accordance with ASC Topic 718, pursuant to amendments to Item 402 of Regulation S-K. The assumptions made for the valuation of the stock awards are disclosed in note 10 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended June 30, 2010. It should be noted that, in the proxy statement for fiscal 2009, prior to the effective date of the amendments to Item 402 of Regulation S-K referenced above, the amounts shown in this column were the dollar amounts recognized during the applicable fiscal year for financial reporting purposes in accordance with FAS 123(R) for stock awards granted during the applicable and prior fiscal years.

(11)        The amount represents an option to purchase 25,000 shares issued to Mr. Wood on November 20, 2009.

(12)        The amount represents an option to purchase 18,750 shares issued to Mr. Slome on November 20, 2009.

(13)        The amount represents an option to purchase 12,500 shares issued to Mr. Madlock on November 20, 2009.

(14)        The amounts shown in this column are awards under the Company’s STIP. The calculated awards under the STIP for the Named Executive Officers exceeded the target limitations set forth in their respective employment agreements due to achievements in excess of target objectives as described at 26 under the heading “STIP”.

(15)        Includes $297,608 for reimbursement of non-recurring relocation expenses, including reimbursement for a portion of the loss on sale of primary residence, pursuant to relocation benefits granted in fiscal 2009. Mr. Wood did not receive compensation for his role as a director of the Company during fiscal 2010.

(16)        Includes $4,000 paid to Mr. Wood for his role as a director of the Company in fiscal 2009.

(17)        Includes $99,806 for payments made to Mr. Slome in his capacity as a contractor in fiscal 2009, prior to his engagement as the Chief Financial Officer of the Company, for contractor fees and reimbursement of expenses.

(18)        Includes $228,282 for reimbursement of non-recurring relocation expenses, including reimbursement for a portion of the loss on sale of primary residence and gross-ups in the amount of $72,891 for payment of income taxes related to such reimbursement, pursuant to relocation benefits granted in fiscal 2009.

Plan Based Compensation

Equity Compensation Plans Approved by Shareholders

The Company’s shareholders previously approved the 2001 SIP and the 2010 LTIP. The Company uses the 2001 SIP and the 2010 LTIP for stock based incentive awards. See above for a description of the awards available under the 2001 SIP and the 2010 LTIP. As of June 30, 2010, there are 57,195 shares available for future awards under the 2001 SIP and 777,973 shares available for future awards under the 2010 LTIP.

Equity Compensation Plans Not Approved by Shareholders

The Company does not maintain any equity compensation plans not approved by shareholders.

Plan Based Awards in the Last Fiscal Year

In fiscal 2010, the Company granted stock options and restricted stock to certain members of management and executive officers, including the Named Executive Officers. Messrs. Wood, Slome and Madlock were issued options to purchase 25,000 shares, 18,750 shares and 12,500 shares, respectively, and restricted stock of 87,873 shares, 24,751 shares and 18,161 shares, respectively. Each of the stock options was granted pursuant to the 2001 SIP and was 100% vested as of the date of issuance with an exercise price of $5.00 per share. Each of the restricted stock awards was granted pursuant to the 2010 LTIP and becomes exercisable in four equal annual installments, commencing one year from the date of the grant, subject to achievement of certain performance metrics. The Company did not grant any other restricted stock or any stock options to any Named Executive Officer during fiscal 2010. None of the Named Executive Officers exercised any stock options during fiscal year 2010.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information about the status of stock and option awards outstanding for the Named Executive Officers as of June 30, 2010:

	Option Awards				Stock Awards
Named Executive Officers	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($) (5)
Cary B. Wood	25,000	0	5.00	11/20/12	114,541 (2)	576,141
Gregory A. Slome	18,750	0	5.00	11/20/12	38,151 (3)	191,900
Gordon B. Madlock	12,500	0	5.00	11/20/12	18,161 (4)	91,350

(1)

The options listed were granted on November 20, 2009 under the 2001 SIP and were 100% vested as of the date of grant, and constitute the aggregate number of option awards for each Named Executive Officer outstanding at fiscal year end.

(2)

Mr. Wood was granted 120,000 shares of common stock of the Company in fiscal 2009, 26,668 of which are restricted shares at 2010 fiscal year end, under his employment agreement and subject to the 2001 SIP. On June 24, 2010, Mr. Wood was granted 87,873 restricted shares under the 2010 LTIP, all of which are restricted shares at 2010 fiscal year end and vest in four equal installments commencing one year from the date of the grant, subject to achievement of certain performance metrics.

(3)

Mr. Slome was granted 20,000 shares of common stock of the Company in fiscal 2009, 13,400 of which are restricted shares at 2010 fiscal year end, subject to the 2001 SIP. On June 24, 2010, Mr. Slome was granted 24,751 restricted shares under the 2010 LTIP, all of which are restricted shares at 2010 fiscal year end and vest in four equal installments commencing one year from the date of the grant, subject to achievement of certain performance metrics.

(4)

On June 24, 2010, Mr. Madlock was granted 18,161 restricted shares under the 2010 LTIP, all of which are restricted shares and vest in four equal installments commencing one year from the date of the grant, subject to achievement of certain performance metrics.

(5)	The market value is based on the closing market price of the Company as of June 30, 2010, being $5.03 per share.

Other Benefit Plans

401(k) Retirement Plan

The Company maintains a 401(k) Plan that is available to substantially all U.S. employees. The Company matches 50% of each participant’s voluntary contribution up to 6% of the participant’s compensation and a participant will vest ratably over a 5-year period in the matching contributions. At the election of the participant, both employer and employee contributions may be invested in any of the available investment options under the plan, which election options include the Company’s common stock. However, an employee’s total investment in the Company’s common stock is subject to a 20% limitation of the total value of the employee’s fund balance. Effective April 1, 2009 through February 1, 2010, the Company suspended employer contributions to the plan.

Qualified Defined Benefit Plan

The pension plan is a defined benefit plan covering substantially all of the domestic employees of the Company. In fiscal 2010, the Company made contributions to the pension plan in the aggregate amount of $1,956,630 in order to satisfy funding requirements. Effective April 1, 2009, the Company notified employees that it would freeze participation and the accrual of benefits in the plan.

The defined benefit plan provides a basic benefit of $2.25 per month for each year of credited service up to a maximum of $90 per month. In addition, for those participants who contributed 5% of their monthly compensation (excluding bonuses) per month, the defined benefit plan provides for an additional monthly pension amount equal to 1 1/2 % of the participant’s final five-year average monthly compensation (excluding bonuses) times the participant’s years of contributory credited service to a maximum of 30 years. Effective April 1, 2000, the Company amended its defined benefit plan to determine benefits by a cash balance formula. Under the cash balance formula, each participant has a benefit equal to their cash balance account which is credited yearly with 2% of their salary, as well as the interest earned on their previous year-end cash balance. Service under the Company’s prior salary based formula was frozen as of March 31, 2000, and the benefit formula amended to calculate the monthly pension based upon the participant’s five year average earnings.

The Named Executive Officers are not participants in the Company’s defined benefit plan because participation and the accrual of benefits were frozen as of April 1, 2009, prior to the time that they would have become eligible to participate.

Deferred Compensation Plans or Agreements

The Company does not maintain any plan or any agreements with Named Executive Officers that provides for the deferral of compensation.

Employment Agreements

All of the Company’s regular full time employees enter into a standard employment agreement upon commencement of their employment. The standard employment agreement primarily addresses intellectual property and confidential and proprietary information matters and does not contain provisions pertaining to compensation, with the exception of employment agreements with certain of the Named Executive Officers.

The following is a brief summary of employment agreements of Named Executive Officers:

Cary B. Wood. In November 2008, the Company entered into an employment agreement with Cary B. Wood. The agreement currently provides for: (i) a term from November 24, 2008 through October 31, 2011, (ii) an annual base salary of $400,000, (iii) eligibility for performance bonuses based on performance goals established by the Company with a 2009 target bonus of up to $226,666, with 50% (or $113,333) of the target guaranteed, a 2010 target bonus of up to $340,000, with 50% (or $170,000) of the target guaranteed, and 2011 and 2012 target bonuses of up to $340,000 per year, (iv) a one-time grant of 120,000 restricted shares of common stock of the Company under the 2001 SIP, which vests as follows: 46,666 shares on June 30, 2009, 46,666 shares on June 30, 2010 and 26,668 shares on June 30, 2011 (Mr. Wood’s rights to unvested restricted stock are forfeited in the event of termination for Cause (as defined in the agreement) or by Mr. Wood without Good Reason (as defined in the agreement)), (v) a signing bonus of $50,000, which Mr. Wood must have returned in the event he was terminated for cause or he resigned without Good Reason prior to November 24, 2009, (vi) payment of up to $10,000 in reasonable, documented legal fees incurred by Mr. Wood in connection with negotiation of the employment agreement, (vii) reimbursement for Mr. Wood’s relocation and out-of-pocket business expenses, (viii) an annual automobile allowance of $12,000, (ix) a paid membership at the Jackson Country Club located in Jackson, Michigan, (x) eligibility for the 2010 LTIP, (xi) eligibility to receive certain employee benefits, including nineteen days paid time off, health, dental, vision, disability and life insurance and to participate in any 401(k) pension or profit sharing plan maintained by the Company, (xii) a severance based on salary and bonuses payable described in detail below and (xiii) covenants not to compete, disclose proprietary information or solicit customers or employees.

Gregory A. Slome. Effective April 1, 2009, the Company entered into an employment agreement with Gregory A. Slome. The agreement currently provides for: (i) at-will employment, (ii) an annual base salary of $235,000, (iii) eligibility for a target performance bonus of 35% of Mr. Slome’s base salary based on certain objectives set by the Company and Mr. Slome, (iv) a one-time grant of 20,000 shares of common stock of the Company in accordance with the 2001 SIP, which stock vests as follows: (A) 17% vests six (6) months after the effective date of the agreement; (B) 16% vests on the first anniversary of the effective date of the agreement; (C) 33% vests on the second anniversary date of the effective date of the agreement; and (D) the remainder of the shares vest on the third anniversary of the effective date of the agreement, (v) eligibility for the Company’s long-term incentive plan, (vi) eligibility to receive certain employee benefits, including two (2) weeks paid vacation, health, dental, vision, disability and life insurance and to participate in any 401(k) pension or profit sharing plan maintained by the Company, (vii) a monthly automobile allowance of $800, (viii) certain severance detailed below, (ix) reimbursement of Mr. Slome’s relocation expenses and out-of-pocket business expenses, and (x) covenants not to compete, disclose proprietary information or solicit customers or employees.

Gordon B. Madlock. Effective January 5, 2009, the Company entered into an employment agreement with Gordon B. Madlock. The agreement currently provides for: (i) at-will employment, (ii) an annual base salary of $195,000, (iii) an annual automobile allowance of $9,600, (iv) eligibility for a performance bonus of 40% of

Mr. Madlock’s annual salary provided that certain target objectives set by the Chief Executive Officer are attained, (v) eligibility for participation in the Company’s employee benefits plans that are offered to salaried employees including without limitation health insurance coverage, disability, participation in the Company’s 401(k) plan and any applicable incentive plans, (vi) certain severance detailed below, and (vii) covenants not to compete, disclose proprietary information or solicit customers or employees.

Potential and Actual Payments upon Termination or Change-in-Control

The Company currently has a severance policy that provides severance pay equal to one week’s pay per year of service, to a maximum of twelve weeks of severance pay which is applicable to all employees, other than members of management reporting directly to the Chief Executive Officer who are entitled to twelve weeks of severance pay regardless of years of service. In addition, the employment agreements for the following Named Executive Officers contain additional provisions upon termination and/or a change-in-control:

Cary B. Wood. Mr. Wood’s employment agreement provides that the Company will pay eighteen months of Mr. Wood’s base salary (approximately $600,000), twelve months of COBRA premiums (approximately $10,344) and one and one-half times the maximum amount of the bonus for which Mr. Wood is eligible during the then current fiscal year in the event the Company terminates Mr. Wood’s employment without Cause (as defined in the agreement) or Mr. Wood terminates his employment for Good Reason (as defined in the agreement) (“Wood Termination Payment”). All such payments would be payable in a lump sum. The Wood Termination Payment is subject to Mr. Wood’s adherence to certain terms of the employment agreement, including a covenant not to disclose confidential information, a covenant not to compete for a period of twelve months, a covenant prohibiting the solicitation of customers for a period of twelve months from date of termination, and a covenant prohibiting the solicitation of employees.

Gregory A. Slome. Mr. Slome’s employment agreement provides that the Company will pay severance equal to six months of Mr. Slome’s salary (approximately $117,500) payable as part of the Company’s standard payroll over a six month period and six months of COBRA premiums (approximately $2,549) after termination of Mr. Slome’s employment in the event the Company terminates his employment for reasons other than death, Disability (as defined in the agreement) or Cause (as defined in the agreement), or if Mr. Slome terminates his employment within sixty days after a Change in Control (as defined in the agreement) or after a material change in Mr. Slome’s duties that continues uncured after the Company receives twenty days written notice of Mr. Slome’s objection to such material change (“Slome Termination Payment”). The Slome Termination Payment is subject to Mr. Slome’s execution of a general release of claims and his adherence to certain provisions of the employment agreement, including the covenants not to compete, solicit customers or solicit employees.

Gordon B. Madlock. Mr. Madlock’s employment agreement provides that the Company will pay Mr. Madlock severance in a lump-sum amount equal to twelve weeks salary (approximately $45,000) if the Company terminates his employment for any reason other than “just cause” (as defined in the agreement), death or disability, subject to Mr. Madlock’s delivery of a signed release of all claims against the Company arising out of his employment and the return of all property in Mr. Madlock’s possession or control that belongs to the Company.

Target Stock Ownership for Management

In fiscal 2010, the Board of Directors approved target stock ownership guidelines for management, including Named Executive Officers, of 250% of base salary in excess of $100,000, to be attained within five years.

Director Compensation

For fiscal 2010, total compensation payable to the Independent Directors other than the Chairman is as follows: the annual retainer is $30,000, being $15,000 in cash payable quarterly and $15,000 in an annual stock grant (the “Annual Grant”). The number of shares of stock granted pursuant to the Annual Grant is determined based on fair market value two days after the later of: (i) the date of the annual shareholder meeting and (ii) the date of the earnings release for the first quarter. The Annual Grants for fiscal 2010 were granted under the 2001 SIP and are described in the “Director Compensation” table below. The number of shares awarded pursuant to the Annual Grant is limited to 3,000 shares per year. If the value of the 3,000 shares of common stock is less than $15,000, then the remainder will be paid in cash. For example, if the market price of the Company’s common stock on the valuation date is $2.50 per share, 3,000 shares at that value would be equal to $7,500 and the remaining $7,500 would be paid in cash at the time the Annual Grant is made.

Directors serving on Board committees will be paid $800 for each regularly scheduled committee meeting, other than the Audit Committee, for which each member will be paid $1,000 for each regularly scheduled meeting. The higher Audit Committee fees reflect the additional time the committee spends on Company matters. An annual retainer in the amount of $4,000, $3,000 and $3,000 will be paid in quarterly installments to the Chairman of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively.

Mr. Molfenter’s compensation as Chairman consists of an annual retainer of $60,000, being $40,000 in cash payable in quarterly installments and $20,000 in an annual stock grant. The numbers of shares awarded pursuant to Mr. Molfenter’s annual grant is limited to 4,000 shares per year. If the value of the 4,000 shares is less than $20,000, then the remainder will be paid in cash.

Additionally, the directors are required to achieve a Company common stock ownership target, within five years, of a market value of three times the annual board retainer. The target ownership includes shares paid as a portion of the Board retainer.

Members of the Board of Directors of the Company who are not Named Executive Officers received the following compensation during the fiscal year ended June 30, 2010. Mr. Cary B. Wood did not receive compensation in fiscal 2010 in his capacity as a member of the Board of Directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David P. Molfenter (1)	44,000	18,400 (5)	(15)	–	–	–	62,400
William I. Noecker	22,200	13,800 (6)	(16)	–	–	–	36,000
James D. Fast	28,800	13,800 (7)	(17)	–	–	–	42,600
W. Peter Slusser	22,600	13,800 (8)	(18)	–	–	–	36,400
Douglas R. Schrank	26,400	13,800 (9)	–	–	–	–	40,200
Lynda J.-S. Yang, M.D.	19,400	13,800 (10)	–	–	–	–	33,200
Joseph J. Hartnett	23,800	13,800 (11)	–	–	–	–	37,600
James R. Swartwout	25,800	13,800 (12)		–	–	–	39,600
Bradley O. Smith (2)	6,200	4,600 (13)	–	–	–	–	10,800
James N. DeBoer (3)	7,800	4,600 (14)	–	–	–	–	12,400

(1)          Mr. Molfenter is the Chairman of the Board of Directors.

(2)          Mr. Smith did not stand for re-election to the Board of Directors at the 2009 Annual Meeting of the Shareholders.

(3)          Mr. DeBoer did not stand for re-election to the Board of Directors at the 2009 Annual Meeting of the Shareholders.

(4)          The amounts shown are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made for the valuation of the stock awards are disclosed in note 10 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended June 30, 2010. The stock awards were granted under the 2001 SIP. See page 28 under “2001 SIP” for a discussion of the 2001 SIP.

(5)          Mr. Molfenter was awarded 4,000 shares in fiscal 2010, which represents the aggregate number of stock awards held by Mr. Molfenter at fiscal 2010 year end.

(6)          Mr. Noecker was awarded 3,000 shares in fiscal 2010, which represents the aggregate number of stock awards held by Mr. Noecker at fiscal 2010 year end.

(7)          Mr. Fast was awarded 3,000 shares in fiscal 2010, which represents the aggregate number of stock awards held by Mr. Fast at fiscal 2010 year end.

(8)          Mr. Slusser was awarded 3,000 shares in fiscal 2010, which represents the aggregate number of stock awards held by Mr. Slusser at fiscal 2010 year end.

(9)          Mr. Schrank was awarded 3,000 shares in fiscal 2010, which represents the aggregate number of stock awards held by Mr. Schrank at fiscal 2010 year end.

(10)        Dr. Yang was awarded 3,000 shares in fiscal 2010, which represents the aggregate number of stock awards held by Dr. Yang at fiscal 2010 year end.

(11)        Mr. Hartnett was awarded 3,000 shares in fiscal 2010, which represents the aggregate number of stock awards held by Mr. Hartnett at fiscal 2010 year end.

(12)        Mr. Swartwout was awarded 3,000 shares in fiscal 2010, which represents the aggregate number of stock awards held by Mr. Swartwout at fiscal 2010 year end.

(13)        Mr. Smith was awarded 1,000 shares in fiscal 2010, which represents the aggregate number of stock awards held by Mr. Smith at fiscal 2010 year end.

(14)        Mr. DeBoer was awarded 1,000 shares in fiscal 2010, which represents the aggregate number of stock awards held by Mr. DeBoer at fiscal 2010 year end.

(15)        Mr. Molfenter holds an option to purchase 6,729 shares, which represents the aggregate number of option awards held by Mr. Molfenter at fiscal 2010 year end.

(16)        Mr. Noecker holds an option to purchase 6,729 shares, which represents the aggregate number of option awards held by Mr. Noecker at fiscal 2010 year end.

(17)        Mr. Fast holds an option to purchase 6,729 shares, which represents the aggregate number of option awards held by Mr. Fast at fiscal 2010 year end.

(18)        Mr. Slusser holds an option to purchase 6,729 shares, which represents the aggregate number of option awards held by Mr. Slusser at fiscal 2010 year end.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement (the “CD&A”) for the fiscal year ended June 30, 2010, which appears above. Based on the review and discussions referred to in the preceding sentence, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

The Compensation Committee

James D. Fast, Chairman

W. Peter Slusser

James R. Swartwout

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2010 with management and with the Company’s independent auditors, BDO USA. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has discussed with BDO USA the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit. The Audit Committee has received the written disclosures from BDO USA required by Rule 3526 of the Public Company Accounting Oversight Board (Independence Discussion with Audit Committees), including the letter from BDO USA required by the Public Company Accounting Oversight Board regarding BDO USA’s communications with the Audit Committee, discussed with BDO USA their independence, and considered the compatibility of non-audit services provided by BDO USA with their independence.

Based on the review and discussion described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended June 30, 2010 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for filing with the SEC.

Joseph J. Hartnett, Chairman

William I. Noecker

Douglas R. Schrank

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, and/or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers and directors were met during the fiscal year ended June 30, 2010, other than as set forth below. SEC rules promulgated under the Exchange Act require the Company to disclose all known delinquent Section 16(a) filings by its officers, directors and greater than 10% shareholders. David P. Molfenter filed one Form 4 late, which included a single transaction that was not reported on a timely basis. Each of Michael W. Osborne, Gordon B. Madlock, Gregory A. Slome, Steven M. Korwin, Duane K. Stierhoff, James M. Lackemacher and Cary B. Wood filed one Form 4 late, each of which included a single transaction relating to the Company’s issuance of stock options to such executive officers. All required forms are now currently filed.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships

Mr. Cary B. Wood currently serves as a member of the Board of Directors of Cybernet Systems Corporation, a Delaware corporation (“Cybernet”). As Interim Chief Executive Officer of the Company in fiscal 2008 and a portion of fiscal 2009, Richard L. Langley also served as a member of the Board of Directors of Cybernet. The Company receives the director’s fee, if any, for the Cybernet Board meetings attended. The Company owns approximately 12% of Cybernet’s outstanding common stock as of June 30, 2010.

Transactions with Related Persons

During fiscal 2010, the Company was not a participant in any transaction involving an amount in excess of $120,000 and in which any related person had or will have a direct or indirect material interest (nor is the Company a participant in any such transaction that is currently proposed).

Review and Approval of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and the directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Nominating and Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. Any member of the Nominating and Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction. Any review of such relationships and transactions is conducted in accordance with the Company’s Code of Business Conduct and Ethics and the Charter of the Nominating and Corporate Governance Committee, as applicable.

SHAREHOLDER PROPOSALS – 2011 MEETING

Shareholder proposals intended to be included in the Proxy Statement and the Proxy for the 2011 Annual Meeting of Shareholders of the Company must be received by the Company not later than [                    , 2011], at its principal executive offices, 425 N. Martingale Road, Suite 2050, Schaumburg, Illinois 60173-2213, Attention: Corporate Secretary. Shareholder proposals to be presented at the 2011 Annual Meeting which are not to be included in the Company’s Proxy Statement must be received by the Company at this address no later than [                    , 2011].

By Order of the Board of Directors

/s/ Joseph S. Lerczak

Joseph S. Lerczak
September [ ], 2010	Secretary

APPENDIX A – SECOND AMENDED ARTICLES OF INCORPORATION

SECOND AMENDED ARTICLES OF INCORPORATION

OF

SPARTON CORPORATION

ARTICLE I

The name of ~~said~~the corporation shall be SPARTON CORPORATION (the “Corporation”).

ARTICLE II

~~Said corporation~~The Corporation is to be located at ~~Cleveland~~Strongsville, in Cuyahoga County, Ohio.

ARTICLE III

~~Said corporation is formed for the following purposes:~~

~~1.          To engage in any manufacturing business, including without limiting the generality of said purpose, the manufacture and sale of automobile parts and accessories and other metal parts and metal products of every kind and description, the manufacture and sale of radio and television and other electronic products, parts and equipment of every kind and description, and the manufacture and sale of cabinets, furniture and other wood and wooden products and plastics and plastic products of every kind and description.~~

~~2.          To purchase, lease, establish, or otherwise acquire, maintain, operate, sell or otherwise dispose of broadcasting stations of all kinds for the purpose of broadcasting, transmitting and disseminating information, music, entertainment and advertisement of every kind, by radio, television, telephone, or by any other means that have been or may hereafter be discovered or invented for the receipt, transmission, delivery and conveyance of the same.~~

~~3.          To produce, extract, manufacture, process, refine, purchase or otherwise acquire, sell, deal in, transport, distribute and market coal, oil, gas, lumber, minerals and metals, chemicals and chemical compositions, of every kind and description and the products and by-products thereof.~~

~~4.          To purchase, lease, exchange or otherwise acquire, sell, mortgage and deal in oil, gas mineral and mining lands, properties, claims, leases and rights, timber and lumber properties, oil and gas wells; and to explore, drill, develop and operate such land, properties, mines and wells.~~

~~5.          To manufacture, process, purchase, sell and generally to trade in, deal in and with goods, wares and merchandise of every kind and description, and to engage in and participate in any manufacturing or mercantile business of every kind and description.~~

~~6.          To acquire by purchase, exchange, lease or otherwise, and to own, hold, use, develop and operate, and to sell, assign, lease, transfer, convey, exchange, mortgage, pledge, or otherwise dispose of, deal in and with real estate, lands, options, grants, mineral, oil and gas rights and royalties of every kind and description, and personal property, chattels and choses in action of every kind and description.~~

~~7.          To apply for, register, purchase, lease or take licenses under or otherwise acquire, hold, own, use, develop and grant licenses for, and to sell, assign, mortgage, pledge or otherwise dispose of patents, inventions, copyrights, designs, trademarks, trade names, processes, formulae and devices.~~

~~8.          To acquire by purchase, lease, contract or otherwise, the whole or any part of the property, assets, business and control of any person, firm, association or corporation, either for cash or for stock, bonds, notes, or other obligations or securities of the corporation or for property of the corporation; to hold, operate,~~

~~liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities or contracts of such person, firm, association or corporation.~~

~~9.          To conduct and carry on any experimental, research or development work, incident to the foregoing or otherwise.~~

~~The foregoing enumeration shall not limit or restrict in any manner the powers or authority which the corporation is or may be permitted to exercise under the laws of the State of Ohio; provided however that nothing contained herein shall be construed as authorizing the corporation to carry on the business of a public utility or common carrier.~~

The Corporation is formed to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code and any amendments heretofore or hereafter made thereto, including, without limitation, design and electronic manufacturing services and products for medical/ scientific instrumentation, government, aerospace and other industries, and any and all incidental acts or activities.

ARTICLE IV

The capital stock of said ~~corporation~~Corporation shall be as follows:

(a)          The total number of shares of Common Stock which the ~~Company~~Corporation shall have authority to issue is Fifteen Million (15,000,000) shares of Common Stock, par value $1.25 per share.

(b)          Two Hundred Thousand (200,000) shares of Serial Preferred Stock, without par value, to have the following terms and provisions:

Section 1. The Serial Preferred Stock may be issued from time to time in series. Each share of Serial Preferred Stock of any one series shall be identical with each other in all respects, except as to the date from which dividends thereon shall be cumulative. All shares of Serial Preferred Stock shall rank equally and shall be identical, except in respect of the terms which may be fixed by the Board of Directors as hereinafter provided. Subject to the provisions of Sections 2 to ~~9,~~8, both inclusive, of this Subdivision (b), which provisions shall apply to all shares of Serial Preferred Stock, of all series, the Board of Directors is hereby authorized to cause such shares of Serial Preferred Stock to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

(~~a~~i)         The designation of the series, which may be by distinguishing number, letter or title.

(~~b~~ii)        The number of shares of the series, which number the Board of Directors may increase or decrease, except where otherwise provided in the creation of the series.

(~~c~~iii)       The dividend rate of the series.

(~~d~~iv)       The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

(~~e~~v)        The liquidation price of the series.

(~~f~~vi)       The redemption rights and price or prices, if any, for shares of the series.

(~~g~~vii)     The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(~~h~~viii)       Whether the shares of the series shall be convertible into ~~common stock~~Common Stock, and if so, the conversion rate or rates or price or prices and the adjustments thereof, if any, and all other terms and conditions upon which such conversion may be made.

(~~i~~ix)          Restrictions (in addition to those set forth in Sections 6(~~b~~ii) and 6(~~c~~iii) of this Subdivision (b)) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation ~~or~~, Amended Articles of Incorporation or Second Amended Articles of Incorporation of the Corporation, or any amendments or restatements thereof, fixing, with respect to each such series, the matters specified in clauses (~~a~~i) to (~~i~~ix) both inclusive of this Section 1.

Section 2. The holders of Serial Preferred Stock of each series, in preference to the holders of ~~common stock~~Common Stock and any other class of shares ranking junior to the Serial Preferred Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors cash dividends at the rate (and no more) for such series fixed in accordance with the provisions of Section 1 of this Subdivision (b), payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared and set apart for any of the Serial Preferred Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefore, shall be paid upon or declared or set apart for all Serial Preferred Stock of all series then outstanding and entitled to receive such dividend.

Section 3. So long as any Serial Preferred Stock is outstanding, no dividend, except a dividend payable in ~~common stock~~Common Stock or any other shares of the Corporation ranking junior to the Serial Preferred Stock, shall be paid or declared or any distribution be made except as aforesaid on the ~~common stock~~Common Stock or any other shares of the Corporation ranking junior to the Serial Preferred Stock, nor shall any ~~common stock~~Common Stock or any other shares of the Corporation ranking junior to the Serial Preferred Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of ~~common stock~~Common Stock or any other shares of the Corporation ranking junior to the Serial Preferred Stock received by the Corporation subsequent to June 30, 1968):

(~~a~~i)           Unless all accrued and unpaid dividends on the Serial Preferred Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

(~~b~~ii)          Unless there shall be no default with respect to the redemption of Serial Preferred Stock of any series from, and no default with respect to any required payment into, any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Subdivision (b).

Section 4.

(~~a~~i)           Subject to the express terms of each series and to the provisions of Section 6(~~b~~ii)(~~iii~~3) of this Subdivision (b), the Corporation (i) may from time to time redeem all or any part of the Serial Preferred Stock of any series at the time outstanding at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Subdivision (b), or (ii) shall from time to time make such redemptions of the Serial Preferred Stock as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Subdivision (b), together in each case with accrued and unpaid dividends to the redemption date.

(~~b~~ii)          Notice of every such redemption shall be mailed, by first class mail, postage prepaid, to the holders of record of the Serial Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than thirty (30) nor more than sixty (60) days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the shares of Serial Preferred Stock to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any ~~bank~~financial institution or trust company ~~in New York, New York, Cleveland, Ohio, Chicago, Illinois, or Grand Rapids, Michigan,~~ having capital and surplus of more than Five Million Dollars ($5,000,000)~~,~~ named in such notice, directed to be paid to the respective holders of the shares of Serial Preferred Stock so to be redeemed, in amounts equal to the redemption price of all shares of Serial Preferred Stock so to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, on surrender of the stock certificate or certificates held by such holders, and upon the giving of such notice and the making of such deposit such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no claim against the Corporation with respect to such shares except only to receive such money from such ~~bank~~financial institution or trust company without interest or the right to exercise, before the redemption date, any unexpired rights of conversion. In case less than all of the outstanding shares of Serial Preferred Stock are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

If the holders of shares of Serial Preferred Stock which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such ~~bank~~financial institution or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such ~~bank~~financial institution or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

(~~c~~iii)        Any shares of Serial Preferred Stock which are redeemed by the Corporation pursuant to the provisions of this Section 4 of this Subdivision (b) and any shares of Serial Preferred Stock which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any shares of Serial Preferred Stock which are converted in accordance with their express terms shall be cancelled and not reissued. Any shares of Serial Preferred Stock otherwise acquired by the Corporation shall be restored to the status of authorized and unissued shares of Serial Preferred Stock without serial designation.

Section 5.

(~~a~~i)          The holders of Serial Preferred Stock of any series shall, in case of liquidation, dissolution or winding up of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of ~~common stock~~Common Stock or any other shares ranking junior to the Serial Preferred Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Subdivision (b), plus in any such event an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the Corporation. In case the net assets of the Corporation legally available therefore are insufficient to permit the payment upon all outstanding shares of Serial Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

After payment to holders of Serial Preferred Stock of the full preferential amounts as aforesaid, holders of Serial Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

(~~b~~ii)         The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease, or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this Section 5 of this Subdivision (b).

Section 6.

(~~a~~i)          The holders of Serial Preferred Stock shall be entitled to one vote for each share of such stock upon all matters presented to shareholders; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Stock and the holders of ~~common stock~~Common Stock shall vote together as one class on all matters.

If, and so often as, the Corporation shall be in default in the payment of the equivalent of six quarterly dividends (whether or not consecutive) on any series of Serial Preferred Stock at any time outstanding, whether or not earned or declared, the holders of Serial Preferred Stock of all series voting separately as a class and in addition to all other rights to vote for Directors shall thereafter be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Stock of all series then outstanding shall have been paid, whereupon the terms of the Directors elected by the holders of Serial Preferred Stock shall terminate and the holders of Serial Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this Section 6(~~a~~i).

In the event of default entitling the holders of Serial Preferred Stock to elect two Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 10% of the shares of Serial Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of the shareholders shall be held within ninety (90) days after the date of receipt of the foregoing written request from the holders of Serial Preferred Stock. At any meeting at which the holders of Serial Preferred Stock shall be entitled to elect Directors, the holders of not less than one-third of the outstanding shares of Serial Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Stock are entitled to elect as hereinbefore provided.

The two Directors who may be elected by the holders of Serial Preferred stock pursuant to the foregoing provisions shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to such provisions.

(~~b~~ii)          The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of Serial Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but insofar as the holders of Serial Preferred Stock are concerned, such action may be effected with such vote or consent):

(~~i~~1)            Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Serial Preferred Stock; provided, however, that for the purpose of this clause (i) only, neither the amendment of the Articles of Incorporation of the Corporation to authorize, or to increase the authorized or outstanding number of shares of, Serial Preferred Stock or of any shares of any class ranking on a parity with or junior to the Serial Preferred Stock, nor the increase by the shareholders pursuant to the Regulations of the number of Directors of the Corporation shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all then outstanding series of Serial Preferred Stock, only the affirmative vote or consent of the holders of a least two-thirds of the number of the then outstanding shares of the series so affected shall be required;

(~~ii~~2)            The authorization, or the increase in the authorized number of any shares of any class ranking prior to the Serial Preferred Stock; or

(~~iii~~3)           The purchase or redemption (whether for sinking fund purposes or otherwise) of less than all the then outstanding shares of Serial Preferred Stock except in accordance with a purchase offer made to all holders of record of Serial Preferred Stock, unless all dividends on all Serial Preferred Stock then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefore set apart and all accrued sinking fund obligations applicable to all Serial Preferred Stock shall have been complied with.

(~~c~~iii)          The affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Serial Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Stock shall vote          separately as a class, shall be necessary (but insofar as the holders of Serial Preferred Stock are concerned such action may be effected with such affirmative vote or consent) to authorize any shares ranking on a parity with the Serial Preferred Stock or an increase in the authorized number of shares of Serial Preferred Stock.

Section 7. No holder of Serial Preferred Stock of any series shall be entitled as such as a matter of right to subscribe for or purchase any part of any issue of shares of the Corporation, of any class whatsoever, or any part of any issue of securities convertible into shares of the Corporation, of any class whatsoever, and whether issued for cash, property, services, or otherwise.

Section 8. For the purposes of ~~the~~ Subdivision (b):

(~~a~~i)            Whenever reference is made to shares ~~"~~“ranking prior to the Serial Preferred Stock,~~"~~” such reference shall mean and include all shares of the Corporation, if any, in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preferred Stock.

(~~b~~ii)           Whenever reference is made to shares ~~"~~“on a parity with the Serial Preferred Stock,~~"~~” such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation rank on an equality with the rights of the holders of Serial Preferred Stock.

(~~c~~iii)          Whenever reference is made to shares ~~"~~“ranking junior to the Serial Preferred Stock,~~"~~” such reference shall mean and include all shares of the Corporation other than those referred to or defined under clauses (a) and (b) of this Section 8 as shares ~~"~~“ranking prior to~~"~~” or ~~"~~“on a parity with~~"~~” the Serial Preferred Stock.

ARTICLE V

No holder of shares of the Corporation of any class shall have any pre-emptive right to purchase or have offered to them for purchase or subscribe for any shares of the Corporation of any class or any part of any issue of securities convertible into shares of the Corporation of any class, whether issued or offered for cash, property, services or otherwise. No holder of shares of the Corporation of any class may vote cumulatively in the election of directors.

ARTICLE VI

The Corporation shall have the right, to the extent permitted by law, to purchase, hold, sell and transfer shares of its own ~~common stock~~Common Stock from time to time to such extent and in such manner and upon such terms as the Board of Directors shall from time to time determine.

ARTICLE VII

Subject to the last sentence of this Article VII, in an election of Directors, a candidate shall be elected only if the votes cast for the candidate exceed the votes cast against the candidate. Abstentions and broker non-votes shall not be counted as votes cast for or against a candidate. Notwithstanding the foregoing, if the Directors determine that the number of candidates exceeds the number of Directors to be elected, the nominees receiving the greatest number of votes shall be elected.

ARTICLE VIII

These Second Amended Articles of Incorporation shall supersede and take the place of the existing Amended Articles of Incorporation of the Corporation and all amendments thereto.

APPENDIX B – AMENDED AND RESTATED CODE OF REGULATIONS

AMENDED AND RESTATED

~~SPARTON CORPORATION~~

CODE OF REGULATIONS

~~LOCATION~~

OF

SPARTON CORPORATION

ARTICLE I.

~~The principal office of this Company shall be in the City of Cleveland, Cuyahoga County, Ohio. The Company shall also have an office at its principal place of business in Jackson, Michigan, and may also have offices at such other places as the Board of Directors may designate.~~

SHAREHOLDERS

~~ARTICLE II~~

~~All meetings~~Section 1. Annual Meeting. The annual meeting of the shareholders shall be held ~~at the principal office of the Company, in the City of Cleveland, Cuyahoga County, Ohio, or at such other place, within or without the State of Ohio, as may be directed by the Board of Directors.~~

~~ARTICLE IIIThe annual meeting of shareholders, for the election of directors and the consideration of the reports to be laid before such meeting shall be held each year~~ on the fourth Wednesday in October at ~~ten o’clock a.m., or for any particular year at such other date and time not later than six months after the end of the fiscal year of the Company as shall be designated by vote or written consent of a majority of the Board of Directors.~~10:00 a.m. local time in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, for the purpose of electing directors and voting on any other matter which may be properly considered and acted upon. In respect of the annual meeting for any particular year, the Board of Directors may, by resolution, fix a different day and time for the annual meeting and cause it to be stated in the notice of such meeting given to shareholders. The Board of Directors may postpone and reschedule any previously scheduled annual meeting of the shareholders.

Section 2. Special Meeting. Special meetings of the shareholders for any purpose or purposes may be called ~~at any time~~ by the ~~Chairman~~Chairperson of the Board of Directors ~~or by~~, the Chief Executive Officer, the President or by a majority of the members of the Board of Directors~~,~~ acting with or without a meeting, or by the persons who hold of record not less than twenty-five percent (25%)~~, or more,~~ of all the shares outstanding and entitled to vote ~~at such shareholders’ meetings. Said person or persons calling such meeting may deliver a request in writing to the President or the Secretary of the Company that such meeting be called and state in such written request the object of the meeting; and upon the delivery of such request~~on the proposal to be submitted at said meeting. Upon request in writing delivered either in person or by registered or certified mail, return receipt requested, to the Chairperson, Chief Executive Officer, President or Secretary, it shall be the duty of the Chairperson, Chief Executive Officer, President or ~~the~~ Secretary to give notice of such meeting to the shareholders entitled to vote at such meeting~~, and if such request be refused, then the person or persons making such request may call a meeting by giving notice in the manner provided by law or as provided by the Regulations of the Company.~~.

Section 3. Place of Meeting. Any meeting of the shareholders of the Company may be held either within or without the State of Ohio. The Board of Directors is authorized to determine that a meeting shall not be held at a physical place, but instead may be held solely by means of communications equipment as authorized by Ohio law.

~~ARTICLE IV~~

~~A~~Section 4. Notice of Meetings. Written notice ~~in writing~~ of each annual or special meeting ~~of the shareholders,~~ stating the ~~purpose or purposes for which the meeting is called and the time when and the place where it is to be held shall be served or mailed by the Secretary upon or~~time, place and purposes thereof shall be given by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, to each shareholder of record entitled to ~~vote at such~~notice of the meeting, not less than seven (7) nor more than sixty (60) ~~days nor less than seven (7) days prior to the date fixed for the holding of~~days before any such meeting~~, and if~~. If mailed~~, such~~ or sent by overnight delivery service, the notice shall be ~~directed~~sent to ~~a~~the shareholder at ~~his address as it appears upon the stock records of the corporation.~~the shareholder’s address as it appears on the records of the Company. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Each shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

~~ARTICLE V~~

~~Except as is otherwise provided in the Company’s Articles, each shareholder present in person or by proxy at any annual meeting of the shareholders shall be entitled to one vote for each share of stock registered in his name; provided however that no shares in the Company owned or controlled by it shall be voted at any shareholders’ meeting. The Board of Directors may fix a date, which shall not be a past date, and shall not be more than sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of shareholders entitled to notice of and to vote at any such meeting or any adjournments thereof. If the Board of Directors shall not fix such a record date, shareholders of record on the 15th day preceding the meeting, exclusive of such day, shall be entitled to notice of and to vote at the meeting or any adjournments thereof.~~

~~ARTICLE VI~~

~~A majority in amount of the registered~~Section 5. Quorum. At all meetings of shareholders, the holders of record of a majority of the outstanding voting shares ~~entitled to vote thereat must be~~of the Company, present in person or by proxy ~~to constitute a quorum at any meeting of the shareholders, but any less number may adjourn said meeting from time to time without notice other than by announcement at the meeting, and if a quorum be present at any~~, shall constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of the voting shares present or represented may adjourn the meeting by resolution to a date and place fixed therein, and no further notice thereof shall be required. At such adjourned meeting at which a quorum may be present, any business may be transacted which might ~~properly have come before the original meeting may be considered and acted upon, and such action be binding upon the corporation.~~have been transacted at the meeting as originally called. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

~~ARTICLE VII~~

Section 6. Proxies. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy or proxies appointed by an instrument in writing signed by the shareholder or by a verifiable communication authorized by the shareholder (e.g., electronic mail, facsimile or other transmission) and submitted to the Secretary at or before such meeting.

Section 7. Voting. Except as otherwise provided in the Articles of Incorporation, as amended (the “Articles”), every shareholder of record at the time fixed as provided in these Regulations for the determination of the shareholders entitled to vote at such meeting shall be entitled to one (1) vote on each proposal submitted to the meeting for each share standing in said shareholder’s name at the time so fixed.

~~The Chairman~~Section 8. Organization. The Chairperson of the Board ~~of Directors~~ or~~,~~ in the event of his or her absence, the ~~President of the Company~~Chief Executive Officer, shall preside at all meetings of the shareholders, ~~and~~but in the event of ~~the absence of both the Chairman of the Board of Directors and the President, a chairman shall be chosen by~~their absence, the Directors attending the meeting may appoint any officer to act as presiding officer at the meeting. The Secretary of the Company shall act as ~~secretary~~Secretary of all meetings of the shareholders, but in ~~the event of~~ his or her absence ~~at any meeting of the shareholders,~~ the presiding officer may appoint any person to act as ~~secretary of the meeting. The order of business of any shareholders’ meeting shall be determined by the meeting.~~Secretary of the meeting.

~~ARTICLE VII-2~~

~~Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the Company, or the Board of Directors or of the officers may be approved or ratified by majority vote at a meeting of the shareholders, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Company.~~

~~ARTICLE VIII~~

~~The~~

Section 9. Order of Business and Rules. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer shall determine the order of business of each meeting of shareholders. The presiding officer shall also determine the rules of procedure for the meeting and shall have the authority to regulate the conduct of any such meeting as he or she deems appropriate.

Section 10. Notice of Shareholder Business and Nominations to be Brought Before a Meeting of Shareholders.

A. Business Properly Brought Before an Annual Meeting of Shareholders. Nominations of persons for election to the Board of Directors, or the proposal of other business to be considered by the shareholders, may be made at an annual meeting of shareholders only if properly brought before the meeting. To be properly brought before an annual meeting of shareholders, any director nominations or other business must be (i) brought before the meeting by the Company and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by the presiding officer or by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder who (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section 10 and at the time of the annual meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 10 as to such business. Except for proposals properly made in accordance with Rule 14a-8 or Rule 14a-11 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to make nominations or propose other business to be brought before an annual meeting of shareholders.

B. Requirement of Timely Notice of Shareholder Business and Nominations for Director for the Annual Meeting of Shareholders.

(i) To properly bring business before an annual meeting of shareholders, a shareholder must provide (A) Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Company and (B) any updates or supplements to such notice at the times and in the forms required by this Section 10.

(ii) With respect to any nominations of persons for election to the Board of Directors, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than one hundred and twenty (120) days nor more than two hundred and forty (240) days prior to the one year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the two hundred and fortieth (240th) day prior to such annual meeting and not later than the one hundred and twentieth (120th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public announcement of the date of such annual meeting was first made.

(iii) With respect to any other business (other than shareholder nomination of directors), a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than one hundred and twenty (120) days nor more than two hundred and forty (240) days prior to the one year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the two hundred fortieth (240th) day prior to such annual meeting and not later than the one hundred and twentieth (120th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public announcement of the date of such annual meeting was first made.

(iv) Any notice of nominations or other business within the time periods referred to in clauses B(ii) and (iii), respectively, is a “Timely Notice” for purposes of such nomination or other business. In no event shall any adjournment or postponement of an annual meeting of shareholders, or the announcement thereof, commence a new time period for the giving of Timely Notice as described above.

C. Business Properly Brought Before a Special Meeting of Shareholders. At a special meeting of shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with Sections 2 and 4 of this Article I, (ii) otherwise brought before the meeting by the chair of the meeting or (iii) brought before the meeting by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may not be made at a special meeting of shareholders unless directors are to be elected pursuant to the Company’s notice of meeting. In such case, any shareholder of the Company who (I) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice provided for in this Section 10 and at the time of the meeting, (II) is entitled to vote at the meeting, and (III) has complied with this Section 10 as to such nomination, may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting.

D. Requirement of Timely Notice of Shareholder Nominations for Special Meeting of the Shareholders Held for the Purpose of Electing One or More Directors. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder meeting the criteria in Section 10(C) above may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if the shareholder’s notice with respect to any nomination shall be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the two hundred and fortieth) day prior to such special meeting and not later than the close of business on the later of the one hundred and twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

E. Requirements for Proper Form of Shareholder Notice. To be in proper form for purposes of this Section 10, a shareholder’s notice to the Secretary of the Company must:

(i) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the Company’s books, and the name and address of such beneficial owner, (B) the class and number of shares of the Company which are held of record by such shareholder as of the date of the notice, and a representation that the shareholder will notify the Company in writing within five business days after the record date for such meeting of the class and number of shares of the Company held of record on such record date, (C) the class and number of shares of the Company which are held of record or are beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the Company in writing within five business days after the record date for such meeting of the class and number of shares of the Company beneficially owned by such shareholder and such beneficial owner on such record date, (D) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (E) such shareholder’s and beneficial owner’s written consent to the public disclosure of information provided to the Company pursuant to this Section 10;

(ii) set forth, as to the shareholder giving the notice or, if given on behalf of a beneficial owner, as to the beneficial owner on whose behalf the nomination or proposal is made (A) any agreements, arrangements or understandings entered into by the shareholder or beneficial owner, as appropriate, and its affiliates with respect to equity securities of the Company, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Company, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (B) to the extent not covered in clause (A) above, any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner), and (C) a representation that the shareholder will notify the Company in writing within five business days after the record date for such meeting of the information set forth in clause (A) and (B) above as of such record date;

(iii) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, in such business and (B) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(iv) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors (A) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Rule 14a-11 of the Exchange Act or in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate therewith or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(v) set forth a representation that such shareholder intends to appear at the annual meeting to bring such nomination or other business before the annual meeting;

(vi) set forth such other information as may reasonably be required by the Board of Directors as described in the Company’s proxy statement for the preceding year’s annual meeting; and

(vii) be followed, within five business days after the record date for such meeting, by the written notice providing the information described in clauses (i) and (ii) above.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

F. Determination of Business Not Properly Brought Before a Meeting. Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law, the Articles of Incorporation of the Company or these Regulations, the determination of whether any nomination or business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 10 will be made by the presiding officer of such meeting. If the presiding officer determines that any nomination or business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

G. Rule 14a-8; Rule 14a-11; Exchange Act Compliance. This Section 10 is expressly intended to apply to any nomination or business proposed to be brought before a meeting of shareholders other than any shareholder proposal made pursuant to Rule 14a-8 or Rule 14a-11 under the Exchange Act or other applicable Exchange rule applying to shareholder proposals. Notwithstanding the foregoing provisions of this Section 10, a shareholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 10. Nothing in this Section 10 will be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 or Rule 14a-11 under the Exchange Act or other applicable Exchange rule applying to shareholder proposals.

H. Definition of Public Announcement. For purposes of this Section 10, “public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act.

Section 11. Appointment of Inspector. The Board of Directors in advance of any meeting of shareholders may appoint an inspector or inspectors to act at such meeting or any adjournment thereof. If an inspector or inspectors of election are not so appointed, the presiding officer of the meeting may make such appointment. If there are three (3) or more inspectors, the decision, act or certificate of a majority of them shall be effective in all respects as the decision, act or certificate of all. The inspector or inspectors shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies. The inspector or inspectors shall also receive votes, ballots, assents, consents, waivers and releases, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents, consents, waivers and releases, determine and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. No inspector need be a shareholder. The certificate of the inspector or inspectors shall be prima facia evidence of the facts stated therein and of the vote as certified by the inspector or inspectors.

Section 12. List of Shareholders. At any meeting of shareholders, a list of shareholders entitled to vote, alphabetically arranged, showing the addresses of, and the number and classes of shares held by, each shareholder on the record date fixed (as provided in Article II, Section 9 below) shall be produced, and such list shall be prima facia evidence of the ownership of shares and of the right of the shareholders to vote when certified by the Secretary or by the agent of the Company having charge of the transfer of the Company’s shares.

Section 13. Action without Meeting. Except as otherwise expressly provided in these Regulations, any action which may be authorized or taken at a meeting of shareholders may be authorized or taken without a meeting in a writing or writing signed by all of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Company.

ARTICLE II.

BOARD OF DIRECTORS

Section 1. General Powers. The business, property and affairs of the Company shall be managed by the Board of Directors. The Board of Directors may adopt By-Laws for their government and may exercise all powers and do all things as may be lawfully exercised and done by a corporation, subject to the Articles, the Regulations and Ohio law.

Section 2. Number and Classification. The Board of Directors shall be composed of nine (9) persons. The number of directors constituting the whole Board of Directors will be not less than nine (9).

Until the annual meeting to be held in 2011, the Board of Directors shall be divided into three (3) classes, each to be as nearly equal in number as possible, but no class shall consist of less than three ~~directors. Subject to the foregoing, the number of directors in each class may be fixed or changed as follows: (a)~~(3) directors. At each annual or special election, the successors to the directors of each class whose term shall expire in that year shall be elected to hold office for a term of three (3) years from the date of their election and until their successors are chosen and qualified. The number of directors of any such class may be changed by a duly adopted resolution of the Board of Directors. The number of directors of any such class may also be changed at any meeting of shareholders called to elect directors at which a quorum is present, by the vote of the holders of a majority of the ~~shares represented at the meeting and entitled to vote on the proposal or (b) at any meeting of the Board of Directors by a vote of a majority of the entire Board of Directors, who shall also have authority to fill any director’s office that is created by an~~ shares represented at the meeting and entitled to vote on the proposal. In no event shall the number of directors of any class be less than three (3). In the event of any increase in the number of directors~~. Unless and until otherwise so fixed or changed, the first class shall consist of three directors and the second and third classes shall each consist of four directors. A separate election shall be held for each class of directors at any meeting of the shareholders at which a member or members of more than one class of directors is being elected. At the 1982 annual meeting of shareholders three directors in the first class, whose terms of office expire at such meeting, shall be elected for a term of three years and until their respective successors are elected, a fourth director shall be elected to the second class for a term of one year and until his successor is elected and a fourth director shall be elected to the third class for a term of two years and until his successor is elected. At each annual election thereafter the directors elected to the class whose term shall expire in that year shall be elected to hold office for a term of three years and until their respective successors are elected. If the number of directors of any class is increased~~ of any class, any additional directors elected ~~to such class shall hold office for a term which shall coincide with the full term or the remainder of the term, as the case may be, of such class.~~

~~Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth herein. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder shall provide the Company with written notice of the shareholder’s intent to nominate the person (a “Notice of Intent”), either by personal delivery or by United States mail, postage prepaid, and received by the Company (i) with respect to an election to be held at an annual meeting of shareholders, not later than sixty (60) days in advance of the date of such meeting, and (ii) with respect to an election to be held at a special~~or appointed to such class shall hold office for a term coincident with the term of such class.

Effective at each annual meeting of the shareholders of the Company from and after the annual meeting to be held in 2011, all director nominees shall stand for election to terms expiring at the next succeeding annual meeting, with each director to hold office until his successor is elected and qualified subject, however, to his prior resignation, removal from office or death. The term of each director serving as of and immediately prior to the annual meeting of the shareholders of the Company to be held in 2011 shall expire as of the date of such annual meeting, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting. The number of directors may be fixed or changed by (i) shareholders at any meeting of shareholders called ~~for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the Company. The shareholder’s Notice of Intent shall set forth (i) the name and address of the shareholder and of the person or persons to be nominated, (ii) a representation that the shareholder (A) is a holder of record of stock of the Company entitled to vote at the meeting at which the nomination will be made, (B) will continue to hold such stock through the date on which the meeting is held, and (C) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice of Intent, (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder, (iv) appropriate biographic information and a statement as to the individual’s qualifications, (v) such other information regarding each nominee proposed by such shareholder as would be required to be in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors, and (vi) the consent of each nominee to serve as a director of the Company if so elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed herein, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.~~to elect directors at which a quorum is present, by the vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the proposal; or (ii) by a majority vote of the directors then holding office. In no event, however, may the shareholders or directors fix or change the number of directors to less than nine (9) persons.

No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

Section 3. Election of Directors. Except as otherwise provided by the Articles of Incorporation at each meeting of the shareholders for the election of directors at which a quorum is present, the persons not exceeding the authorized number of directors, receiving the greatest number of votes of the shareholders present in person or by proxy, shall be the directors.

Section 4. Removal. The Board of Directors may remove any director and thereby create a vacancy in the Board:

A. If the director is declared of unsound mind by an order of court, or is adjudicated a bankrupt.

B. If a director within sixty (60) days from the date of his or her election does not qualify as such by either (i) accepting in writing his or her election as a director, or (ii) being present and acting as a director in a duly called meeting of the Board of Directors.

Directors may be removed from office by shareholders by the vote of the holders of record of a majority of the outstanding voting shares of the Company, present in person or by proxy, voting as a single class, and only for cause.

Section 5. Vacancies. Vacancies in the Board of Directors for any reason, including resulting from an increase by directors in the number of directors, shall be filled by the remaining directors, though less than a majority of the whole authorized number of directors, by the vote of a majority of the remaining directors. A vacancy shall also be deemed to exist in case the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized or in adjournment thereof, to elect the additional directors so provided for, or in the case the shareholders fail at any time to elect the whole authorized number of directors.

Section 6. Meetings. Regular meetings of the Board of Directors, including the annual meeting of the Board of Directors, shall be held at such time and place, within or without the State of Ohio, as may be fixed by the Board of Directors.

Special meetings of the Board of Directors may be called at any time by the Chairperson of the Board of Directors, the Chief Executive Officer or by the President (on notice to each director as hereinafter provided) to be held at such time and place, within or without the State of Ohio, as shall be fixed by the officer calling the meeting, and special meetings shall be called by the Chairperson of the Board of Directors, or by the Chief Executive Officer or by the President (on notice to each director as hereinafter provided) on the written request of a majority of the members of the Executive Committee or of the Board of Directors, to be held at such time and place, within or without the State of Ohio, as shall be designated in such written request.

The Secretary of the Company shall give notice of the time and place of each regular or special meeting of the Board by personal delivery or overnight delivery service or by mail, telegram, cablegram, or electronic mail of such notice to each director at least three (3) days, or by telephoning such notice at least two (2) days before the time fixed for such meeting, except the meeting following the annual shareholders’ meeting, which meeting shall require no notice.

Attendance at the meeting by a director without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall constitute waiver of such notice by such director. Notice of adjournment of a meeting need not be given if a time and place to which it is adjourned are fixed and announced at the meeting.

Meetings of the Board of Directors may be held through any telephonic or other communications equipment if all directors participating in the meeting can hear each other and participation in such a meeting shall constitute presence at the meeting.

Section 7. Quorum and Action. A majority of the directors then holding office shall be necessary to constitute a quorum for the transaction of business, provided, however, that the directors present at any directors’ meeting, though less than such majority, may adjourn such meeting from time to time. No notice of any adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

Section 8. Action without Meeting. Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting in a writing or writings signed by all of the directors, which writing or writings shall be filed with or entered upon the records of the Company.

Section 9. Fixing of Record Date

A. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to:

(i) receive notice of or to vote at a meeting of shareholders;

(ii) receive payment of any dividend or distribution;

(iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or

(iv) participate in the execution of written consents, waivers or releases, the directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (i), (ii), and (iii) above, shall not be more than sixty days preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

B. The record date for the purpose of clause (i) of paragraph A of this section shall continue to be the record date for all adjournments of such meeting, unless the Directors, subject to the limitations set forth in paragraph A of this section, fix another date, and in case a new record date is so fixed, notice of the record date and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of said date in accordance with the same requirements as those applying to a meeting newly called.

C. The directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in paragraph A above, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned.

D. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of, or who are entitled to vote at, a meeting of shareholders, shall be the fifteenth (15th ) day preceding the meeting, exclusive of such day.

Section 10. Committees. The Board of Directors may from time to time create or discontinue an Executive Committee, a Nominating/Corporate Governance Committee, a Compensation Committee, an Audit Committee and such other committees as it may deem to be advisable and may delegate to any such committee any of the powers of the Board of Directors, other than that of filling vacancies among the directors or in any committee of the directors and other than the authority to adopt, amend or repeal any Regulation. Any such committee shall be composed of not less than three members of the Board of Directors to serve until otherwise ordered by the Board of Directors and shall act only in the interval between meetings of the Board of Directors and shall be subject at all times to the control and direction of the Board of Directors. The Board of Directors may appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

Any such committee may act by a writing or writings signed by all its members or by a majority of any such committee present at a meeting at which a quorum is present. Meetings of any committee may be held at any time within or without Ohio and through any communications equipment if all persons participating can hear each other. Participation through use of communications equipment shall constitute presence at the meeting. A majority of the whole authorized number of members of any such committee is necessary to constitute a quorum for a meeting of that committee. Any act or authorization of an act by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Board of Directors.

Section 11. Compensation. The Board of Directors may, irrespective of any financial or personal interest of any of them, establish reasonable compensation for services to the Company by directors and officers. The Board of Directors may delegate this authority to a Committee of the Board of Directors. The Board of Directors may also reimburse directors for the reasonable expenses incurred in the performance of their duties, including travel and other expenses incidental to their attendance at Board of Directors and committee meetings.

Section 12. Resignation. Any director of the Company may resign at any time by delivering a written notice of his resignation to the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Company. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, or, unless, as applicable, in connection with a resignation relating to a director’s failure to receive more votes cast for him than against him in an uncontested election of directors, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE III.

OFFICERS

Section 1. Positions, Term of Office and Vacancies. The Board of Directors shall annually elect the Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and may also annually elect the Chairperson of the Board, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors may further elect or appoint such other officers or agents as the Board of Directors may from time to time deem necessary, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. Each officer shall hold office until the next annual shareholders’ meeting and until his or her successor is elected and qualified unless sooner removed by the Board of Directors, which the Board shall have the power to do at any time, with or without cause, without prejudice to the contract rights of such officer. Any two (2) or more of the offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two (2) or more officers.

Under this section, the Chief Executive Officer shall have the power to suspend or remove any officer of the Company, except the Chairperson of the Board of Directors, subject to the right of the Board of Directors or the Executive Committee to reinstate such officer.

Section 2. Chairperson of the Board of Directors. The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors. The Chairperson shall also have such other powers and duties as the Board of Directors may from time to time authorize or impose.

Section 3. Chief Executive Officer. The Chief Executive Officer shall perform such duties as from time to time may be imposed upon him or her by the Board of Directors or by the Executive Committee. The Chief Executive Officer shall be vested with and responsible for those duties specifically imposed upon the President of the Company by the code of regulations and applicable statutes in effect in the State of Ohio, notwithstanding the appointment of a President of the Company. The Chief Executive Officer shall be responsible for the general management of the Company’s business and affairs, subject, however, at all times to the control of the Board of Directors and of the Executive Committee.

In the event of the absence of or disability of the Chairperson of the Board of Directors or in the event no Chairperson of the Board is elected, the Chief Executive Officer, if a Director, shall preside at all meetings of the Board of Directors and the Executive Committee of the Board of Directors.

Section 4. President. The President shall be an executive officer of the Company and shall perform such duties as from time to time may be imposed upon him or her by the Board of Directors, the Chief Executive Officer or by the Executive Committee. The Chief Executive Officer may serve simultaneously as the President of the Company. The President shall be subject at all times to the control of the Board of Directors, the Chief Executive Officer and of the Executive Committee.

In the absence of or disability of the Chief Executive Officer, the President shall be responsible for the performance of the duties of the Chief Executive Officer, unless the Board of Directors shall otherwise provide.

Section 5. Vice Presidents. The Vice Presidents of the Company shall perform such duties as from time to time may be respectively imposed upon them by the Board of Directors or by the Executive Committee or by the Chief Executive Officer or President. If the same individual serves as the Chief Executive Officer and President of the Company and that individual is absent or disabled precluding the discharge of his or her duties to the Company, or in the event of a vacancy in the offices, then (i) the Vice President who is designated Executive Vice President, or (ii) if no person is designated as the Executive Vice President, the Vice President who is most senior by service to the Company, shall be vested with all the Chief Executive’s powers and be required to perform all the Chief Executives’ duties, unless the Board of Directors shall otherwise provide.

The Board of Directors may specifically designate any Vice President of the Company as Executive Vice President or Senior Vice President or other designation or title, and assign to him or her such powers and duties as the Board of Directors may determine.

Section 6. Secretary. The Secretary shall perform such duties as from time to time may be imposed upon the Secretary by the Board of Directors, the Executive Committee, the Chief executive Officer or the President.

The Board of Directors or the Executive Committee may from time to time designate an individual or individuals, who may be an officer or a director, to record the minutes of meetings of the Board of Directors, the Executive Committee and all other committees of the Board of Directors.

Section 7. Assistant Secretaries. The Assistant Secretaries of the Company shall perform such duties as from time to time may be respectively imposed upon them by the Board of Directors or by the Executive Committee, the Chief Executive Officer, or by the President, and in case of the absence or disability of the Secretary or of a vacancy in his office, the Assistant Secretary (or if there be more than one Assistant Secretary, then the Assistant Secretary who is then the senior in office) shall be vested with all the Secretary’s powers and required to perform all the Secretary’s duties, unless the Board of Directors shall otherwise provide.

Section 8. Treasurer. The Treasurer shall be the Chief Financial Officer of the Company and shall have charge and custody of and be responsible for all funds and securities of the Company, and shall deposit all such funds in the name and to the credit of the Company in such depositaries as may be designated by the Board of Directors or by the Executive Committee. The Treasurer shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company. The Treasurer shall have full authority to receive and receipt for all moneys due the Company, and shall render to the Chief Executive Officer, the President and to the Chairperson of the Board of Directors and to the Board of Directors and to the executive Committee, whenever any of them may require it, an account of all his or her transactions as Treasurer, and shall perform such other duties as may be required by the Board of Directors or by the Executive Committee, the Chief Executive Officer, or by the President.

Section 9. Assistant Treasurer. The Assistant Treasurers of the Company shall perform such duties as from time to time may be respectively imposed upon them by the Board of Directors or by the Executive Committee, the Chief Executive Officer, or by the President, and in the case of the absence or disability of the

Treasurer or of a vacancy in his or her office, the Assistant Treasurer (or if there be more than one Assistant Treasurer, then the Assistant Treasurer who is then the senior in office) shall be vested with all the Treasurer’s powers and required to perform all the Treasurer’s duties, unless the Board shall otherwise provide.

Section 10. Absence or Disability. In the case of absence or disability of any officer of the Company, or for any reason that may seem sufficient to the Board of Directors or to the Executive Committee, the Board of Directors or the Executive Committee, except as prohibited by law, may delegate that officer’s powers and duties to any other officer.

Section 11. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary of the Company. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12. Authority to Sign. All checks, drafts and orders for the payment of money of the Company shall be signed by the Chief Executive Officer, the President or by any Vice President and the Treasurer or Assistant Treasurer or by any two Vice Presidents or by the Treasurer and the Assistant Treasurer except when otherwise specifically provided by resolution of the Board of Directors or of the Executive Committee. The Chief Executive Officer, the President, any Vice President, the Treasurer or any Assistant Treasurer is authorized to endorse for collection or deposit to the credit of the Company any and all checks, drafts, bills of exchange, promissory notes, orders, certificates of deposit and acceptances.

Contracts, deeds and other documents executed by the Company may be signed in the name and on behalf of the Company by the Chief Executive Officer, the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer except when otherwise specifically provided by resolution by the Board of Directors or the Executive Committee, provided, however, that one person shall not sign in more than one capacity unless the Board of Directors or Executive Committee shall so direct.

The Board of Directors or the Executive Committee may authorize any other officer or officers or agent or agents of the Company to act as an authorized signer of any of the foregoing in the name and on behalf of the Company.

ARTICLE IV.

INDEMNIFICATION ~~OF DIRECTORS, OFFICERS AND EMPLOYEES~~

~~ARTICLE VIII-A~~

Section 1. Indemnification. The Company shall indemnify any ~~person who is or has been a director, officer, or employee of the Company, or who is serving or has served at its request as a director, officer or employee of another corporation, against expenses (including attorneys’~~director or officer and any former director or officer (and his or her heirs, executors and administrators) against expenses, including attorney’s fees~~)~~, judgments, ~~decrees,~~ fines~~, penalties~~ and amounts paid in settlement ~~incurred~~, actually and reasonably incurred by such person by reason of the fact that he or she is or was such director or officer, in connection with ~~the defense of~~ any threatened, pending or ~~threatened~~completed action, suit or proceeding, ~~criminal or civil, to which he is or may be made a party by reason of being or having been such director, officer or employee; provided a determination is made~~whether civil, criminal, administrative or investigative, to the full extent permitted by Ohio law. The indemnification provided for herein shall not be deemed to restrict the right of the Company to indemnify employees, agents and others to the extent not prohibited by Ohio law.

~~(1)          that he was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the Company or other corporation of which he is or was a director, officer or employee; and~~

~~(2)          that he acted in good faith in what he reasonably believed to be the best interests of the Company or other corporation of which he is or was a director, officer or employee; and~~

~~(3)          that in any matter the subject of a criminal~~Section 2. Advancement of Expenses. Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager or agent in defending any action, suit or proceeding, ~~he had no reasonable cause to believe that his conduct was unlawful.~~

~~The determination as to (2) or (3) of the preceding paragraph, and, in the absence of an adjudication by a court of competent jurisdiction, as to (1) shall be made by the directors of the Company acting at a meeting at which a quorum consisting of directors who are not parties to or threatened with any such action, suit or proceeding is present. Any director who is a party to or threatened with any such action, suit or proceeding shall not be qualified to vote and, if for this reason a quorum of directors cannot be obtained to vote on such determination, it shall be made by independent legal counsel selected by the directors of the Company (who may be the regular counsel of the Company) in a written opinion.Expenses with respect to any pending or threatened action, suit or proceeding~~whether civil or criminal, administrative or investigative, may be paid by the Company in advance of the final disposition ~~thereof~~of the action, suit, or proceeding, as authorized by the Board in the specific case, upon receipt of an undertaking by or on behalf of the ~~recipient~~director, trustee, officer, employee, member, manager, or agent to repay such ~~expenses unless it shall~~amount, if it ultimately ~~be~~is determined that he or she is not entitled to be indemnified by the Company.

Section 3. Insurance. The Company may purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer ~~or~~, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer ~~or~~, trustee, employee, member, manager or agent of another ~~corporation~~Company, joint venture, partnership, trust or other enterprise against any liability asserted against ~~him~~such person or incurred by him or her in any such capacity~~,~~ or arising out of his or her status as such, whether or not the Company would have the power to indemnify ~~hi,~~him or her against such liability under ~~the provisions of this Article VIII-A or of Chapter 1701 of the Ohio Revised Code~~Ohio law.

Section 4. Agreements. The Company is expressly authorized to enter into any indemnification or insurance agreements with or on the behalf of any person who is or was a director, officer, employee or designated agent of the Company or is or was serving at the request of the Company as a director, officer, employee, member, manager or designated agent of another Company, domestic or foreign, non-profit or for profit, a limited liability company, partnership, joint venture, trust or other enterprise, in accordance with the terms of this Article IV. Such agreements may include, but are not limited to, agreements providing for indemnification or the advancement of expenses, agreements providing for insurance, indemnification or the advancement of expenses by way of self-insurance, whether or not funded through the use of a trust, escrow agreement, letter of credit, or other arrangement, in accordance with subsection (a) of this Article IV, and agreements providing for insurance or indemnification through the commercial insurance market.

~~The~~     Section 5. Non-Exclusivity of Rights. The rights to indemnification ~~provided for~~conferred by this Article ~~VIII-A~~IV shall not be ~~deemed~~ exclusive of any other ~~rights to~~right which any person may ~~be entitled under the articles, the regulations~~have or hereafter acquire under the statute, the Company’s Articles of Incorporation, these Regulations, any agreement, any ~~insurance purchased by the Company,~~ vote of shareholders or of disinterested directors, or otherwise~~, and shall inure to the benefit of the heirs, executors and administrators of such person~~. ~~POWERS AND DUTIES OF DIRECTORS~~

ARTICLE ~~IX~~V. CERTIFICATES FOR SHARES

~~The Board of Directors shall have complete and absolute jurisdiction over all questions relating to the property, affairs, management and business of the corporation, including the election, removal, appointment, tenure, duties and compensation of the officers of the Company. The Board shall meet at such times and places,~~

~~within or without the State of Ohio, as they from time to time determine, may adopt such By-Laws for their government and may exercise all such powers and do all such things as may be lawfully exercised and done by the corporation, subject only to its Articles, this Code of Regulations and the Constitution and Law of the State of Ohio.~~

~~Any two or more offices may be held by the same person if so provided by the Board of Directors in the Company’s By-Laws, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the Company’s By-Laws to be executed, acknowledged or verified by any two or more officers.~~

~~Without in anywise limiting the general powers hereinabove conferred and subject to the provisions of the Company’s Articles, the Board of Directors shall have the following express powers:~~

~~To purchase or otherwise acquire for the Company any property, rights, or privileges which the corporation may have the right to acquire, to enter into any contracts which they may deem advantageous to the corporation, and to fix the price to be paid by the corporation for any such property or contracts:~~

~~To sell, transfer, lease, mortgage, pledge or otherwise dispose of its property; to pay for any property or rights acquired by the Company either wholly or partly in money, stock, debentures or other securities of the Company; to borrow money, and to issue the obligations of the Company therefore, and to secure the same by mortgage or pledge of all or any part of the property of the corporation, real or personal, and to pledge or sell the same for such sums and at such prices as in their uncontrolled discretion they may deem expedient;~~

~~To appoint and to remove or suspend any such officers, agents or employees as the Board may from time to time think best, and to fix and determine, and, from time to time, change the duties of such officers, agents or employees, and to fix and change their salaries or emoluments;~~

~~To fix and determine from time to time, and to vary the amount of working capital of the corporation, and to direct and determine and use and disposition of any surplus or net profits over and above the amount of capital paid in;~~

~~To create an Executive Committee, composed of members of the Board of Directors, and to delegate to such Executive Committee such powers of the Board of Directors, and to such extent, as the Board of Directors may determine.~~

~~ARTICLE X~~

Section 1. Issue of Certificates. The shares of capital stock of the Company may be represented by certificates or they may be uncertificated. If the shares are to be represented by certificates, then the Board of Directors shall provide for the issue and transfer of the certificates of capital stock of the Company, and shall prescribe the form of such certificates. Every owner of stock of the Company shall be entitled to a certificate of stock which shall be under the seal of the Company (which seal may be a facsimile, engraved or printed), specifying the number of shares owned by such owner, and which certificate shall be signed by the Chief Executive Officer or the President or Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company. Said signatures may, wherever permitted by law, be facsimile, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Company. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2. Transfer Agents and Registrars. The Company may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, prescribe. If the Company shall have a Transfer Agent, no certificate of stock shall be valid until countersigned by such Transfer Agent, and if the Company shall have a Registrar, until registered by the Registrar. The duties of the Transfer Agent and Registrar may be combined.

Section 3. Transfer of Shares. The shares of the Company shall be transferable only upon it books and by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Board of Directors may designate for such purpose, and new certificates shall thereupon be issued.

Section 4. Addresses of Shareholders. Every shareholder shall furnish the Transfer Agent, or in the absence of a Transfer Agent, the Registrar, or in the absence of a Transfer Agent and a Registrar, the Secretary, with an address at or to which notices of meetings and all other notices may be served upon or sent to such shareholder.

Section 5. Lost, Stolen and Destroyed Certificates. The Board of Directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost, stolen or destroyed; but the Board of Directors when authorizing such issue of a new certificate or certificates, may in its discretion require the owner of the stock represented by the certificate so lost, stolen or destroyed or the shareholder’s legal representative to furnish proof by affidavit or otherwise to the satisfaction of the Board of Directors of the ownership of the stock represented by such certificate alleged to have been lost, stolen or destroyed and the facts which tend to prove its loss, theft or destruction. The Board of Directors may also require such person to execute and deliver to the Company a bond, with or without sureties, in such sum as the Board of Directors may direct, indemnifying the Company against any claim that may be made against it by reason of the issue of such new certificate. The Board of Directors, however, may in its discretion, refuse to issue any such new certificate, except pursuant to court order.

ARTICLE VI. FISCAL YEAR

Section 1. Fiscal Year. The fiscal year of the Company shall begin on the first (1st ) day of July and end on the thirtieth (30th ) day of June in each year.

ARTICLE VII. AMENDMENTS

Section 1. Amendments. These Regulations may be ~~amended at any time~~altered, amended, added to or repealed by the Board of Directors (to the extent permitted by the Ohio General Corporation Law) or by the affirmative vote of the ~~holders~~shareholders of record ~~of shares entitling them to exercise~~holding a majority of the ~~voting power~~outstanding shares on such proposal~~,~~ or, without a meeting, by the written consent of the ~~holders~~shareholders of record ~~of shares entitling them to exercise two-thirds of the voting power~~holding 66-2/3% or more of the outstanding shares on such proposal.

~~Effective Date: October 15, 2004.~~

If an amendment is adopted by written consent without a meeting of the shareholders, it shall be the duty of the Secretary to enter the amendment in the records of the Company and to mail a copy of such amendment to each shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.

COMMON

Annual Meeting of Shareholders

October 27, 2010, 10:00 a.m. local time

425 Executive Conference Center

425 North Martingale Road

Schaumburg, Illinois 60173-2213

Notice of Internet Availability

of Proxy Materials

Important notice regarding the availability

of proxy materials for the annual meeting

of shareholders. The Notice of Annual

Meeting of Shareholders, Proxy Statement

and Annual Report are available at

www.sparton.com.

You can vote in one of three ways:

1) By Internet, 2) By Phone, 3) By Mail.

See the reverse side of this sheet for instructions.

IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE, COMPLETE BOTH SIDES OF THE PROXY CARD, SIGN, DATE, DETACH AND

RETURN IN THE ENCLOSED ENVELOPE TO:

Illinois Stock Transfer Co.

209 West Jackson Boulevard, Suite 903

Chicago, Illinois 60606

DETACH PROXY CARD HERE	(continued on reverse side)

VOTER CONTROL NUMBER

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy materials.

2. Visit our Internet voting site at www.ilstk.com, click on “I am a Shareholder,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is shown above.

Please note that all votes cast by Internet must be completed and submitted prior to Monday, October 25, 2010 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail
TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1. Read the accompanying Proxy materials.

2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3. When asked for your Voter Control Number, enter the number printed above.

4. You will also be asked to enter the last four digits of your Tax Identification Number that is associated with the account you are now voting.

Please note that all votes cast by telephone must be completed and submitted prior to Monday, October 25, 2010 at 11:59 p.m. Central Time.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail
TO VOTE BY MAIL

To vote by mail, complete both sides of the proxy card, sign and date on the reverse side, detach and return the card in the envelope provided.

	SPARTON CORPORATION REVOCABLE PROXY	COMMON

SPARTON CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPARTON CORPORATION Cary B. Wood, Gregory A. Slome and Joseph S. Lerczak, and each of them, are hereby appointed proxies of the undersigned with full power of substitution, to represent the undersigned at the Annual Meeting of the Shareholders of SPARTON CORPORATION on October 27, 2010, at 10:00 a.m. local time, and any and all adjournments thereof, and to vote thereat as designated on this Proxy, all the shares of said Corporation which the undersigned would be entitled to vote if personally present.

The Board of Directors recommends a vote “FOR” the following proposals:

1. Election of the listed Director nominees for terms expiring in 2013.

01 David P. Molfenter 02 W. Peter Slusser 03 Lynda J.-S. Yang, M.D., Ph.D.	☐ FOR ☐ FOR ☐ FOR	☐ WITHHOLD ☐ WITHHOLD ☐ WITHHOLD

IMPORTANT THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.	2. Ratification of the appointment of BDO USA, LLP as independent auditors for the Corporation for the fiscal year ending June 30, 2011.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3. Approval and adoption of the Second Amended Articles of Incorporation.
☐ FOR ☐ AGAINST ☐ ABSTAIN
4. Approval and adoption of the Amended and Restated Code of Regulations.
☐ FOR ☐ AGAINST ☐ ABSTAIN

5. Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.
☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and as described in the Proxy Statement. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE LISTED DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2013, “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION, “FOR” THE APPROVAL AND ADOPTION OF THE SECOND AMENDED ARTICLES OF INCORPORATION, “FOR” THE APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED CODE OF REGULATIONS, “FOR” APPROVAL OF A NON-BINDING ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION, AND ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

SIGNATURE	DATE	SIGNATURE	DATE

Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign. Executors, administrators, attorneys, guardians and trustees should so indicate when signing.                                DETACH PROXY CARD HERE

ATTENTION SHAREHOLDERS

INTERNET VOTING

You can now submit your Proxy via the Internet and have your vote recorded.

•	Why use the Internet

– Internet Voting is timelier.

– It saves the Company the ever-rising costs of business reply postage.

– You can change your vote by re-voting at any time.

– It is simple and easy to use.

•	Instructions for Internet Voting can be found on the reverse side.

•	The Internet Voting Website is:

http://www.ilstk.com - click on “I am a Shareholder” and select “Internet Voting”.

401K

Annual Meeting of Shareholders

October 27, 2010, 10:00 a.m. local time

425 Executive Conference Center

425 North Martingale Road

Schaumburg, Illinois 60173-2213

Notice of Internet Availability

of Proxy Materials

Important notice regarding the availability

of proxy materials for the annual meeting

of shareholders. The Notice of Annual

Meeting of Shareholders, Proxy Statement

and Annual Report are available at

www.sparton.com.

You can vote in one of three ways:

1) By Internet, 2) By Phone, 3) By Mail.

See the reverse side of this sheet for instructions.

IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE, COMPLETE BOTH SIDES OF THE PROXY CARD, SIGN, DATE, DETACH AND

RETURN IN THE ENCLOSED ENVELOPE TO:

Illinois Stock Transfer Co.

209 West Jackson Boulevard, Suite 903

Chicago, Illinois 60606

DETACH PROXY CARD HERE	(continued on reverse side)

VOTER CONTROL NUMBER

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy materials.

2. Visit our Internet voting site at www.ilstk.com, click on “I am a Shareholder,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is shown above.

Please note that all votes cast by Internet must be completed and submitted prior to Monday, October 25, 2010 at 11:59 p.m. Central Time.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail
TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1. Read the accompanying Proxy materials.

2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3. When asked for your Voter Control Number, enter the number printed above.

4. You will also be asked to enter the last four digits of your Tax Identification Number that is associated with the account you are now voting.

Please note that all votes cast by telephone must be completed and submitted prior to Monday, October 25, 2010 at 11:59 p.m. Central Time.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail
TO VOTE BY MAIL

To vote by mail, complete both sides of the proxy card, sign and date on the reverse side, detach and return the card in the envelope provided.

	SPARTON CORPORATION REVOCABLE PROXY	401K

SPARTON CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPARTON CORPORATION Cary B. Wood, Gregory A. Slome and Joseph S. Lerczak, and each of them, are hereby appointed proxies of the undersigned with full power of substitution, to represent the undersigned at the Annual Meeting of the Shareholders of SPARTON CORPORATION on October 27, 2010, at 10:00 a.m. local time, and any and all adjournments thereof, and to vote thereat as designated on this Proxy, all the shares of said Corporation which the undersigned would be entitled to vote if personally present.

The Board of Directors recommends a vote “FOR” the following proposals:

1. Election of the listed Director nominees for terms expiring in 2013.

01 David P. Molfenter 02 W. Peter Slusser 03 Lynda J.-S. Yang, M.D., Ph.D.	☐ FOR ☐ FOR ☐ FOR	☐ WITHHOLD ☐ WITHHOLD ☐ WITHHOLD

IMPORTANT THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.	2. Ratification of the appointment of BDO USA, LLP as independent auditors for the Corporation for the fiscal year ending June 30, 2011.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3. Approval and adoption of the Second Amended Articles of Incorporation.
☐ FOR ☐ AGAINST ☐ ABSTAIN
4. Approval and adoption of the Amended and Restated Code of Regulations.
☐ FOR ☐ AGAINST ☐ ABSTAIN

5. Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.
☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and as described in the Proxy Statement. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE LISTED DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2013, “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION, “FOR” THE APPROVAL AND ADOPTION OF THE SECOND AMENDED ARTICLES OF INCORPORATION, “FOR” THE APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED CODE OF REGULATIONS, “FOR” APPROVAL OF A NON-BINDING ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION, AND ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

SIGNATURE	DATE	SIGNATURE	DATE

Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign. Executors, administrators, attorneys, guardians and trustees should so indicate when signing.                                DETACH PROXY CARD HERE

ATTENTION SHAREHOLDERS

INTERNET VOTING

You can now submit your Proxy via the Internet and have your vote recorded.

•	Why use the Internet

– Internet Voting is timelier.

– It saves the Company the ever-rising costs of business reply postage.

– You can change your vote by re-voting at any time.

– It is simple and easy to use.

•	Instructions for Internet Voting can be found on the reverse side.

•	The Internet Voting Website is:

http://www.ilstk.com - click on “I am a Shareholder” and select “Internet Voting”.